STOCKHOLDERS' AGREEMENT



                                      among



                               GREEN SPRING HEALTH
                                 SERVICES, INC.



                                       and



                 BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC.
                         HEALTH CARE SERVICE CORPORATION
                             INDEPENDENCE BLUE CROSS
                       PIERCE COUNTY MEDICAL BUREAU, INC.



                                       and



                           CHARTER MEDICAL CORPORATION



                                      dated



                                December 13, 1995




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
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                                TABLE OF CONTENTS


ARTICLE I.
         DEFINITIONS..............................................................................................1
         Section 1.1   "Affiliate"................................................................................1
         Section 1.2   "Agreement"................................................................................1
         Section 1.3   "Annual Capital Plan"......................................................................1
         Section 1.4   "Annual Operating Plan"....................................................................2
         Section 1.5   "Base Amount"..............................................................................2
         Section 1.6   "BCBSNJ"...................................................................................2
         Section 1.7   "BCILL"....................................................................................2
         Section 1.8   "Board of Directors".......................................................................2
         Section 1.9   "Business".................................................................................2
         Section 1.10  "Business Day".............................................................................2
         Section 1.11  "Bylaws"...................................................................................2
         Section 1.12  "Capital Contribution......................................................................2
         Section 1.13  "Capital Contribution Notice"..............................................................2
         Section 1.14  "Certificate"..............................................................................3
         Section 1.15  "Chairman".................................................................................3
         Section 1.16  "Charter"..................................................................................3
         Section 1.17  "Charter Change of Control"................................................................3
         Section 1.18  "Charter Common Stock".....................................................................3
         Section 1.19  "Charter Mandatory Call"...................................................................3
         Section 1.20  "Charter Proposed Transfer"................................................................3
         Section 1.21  "Charter Option"...........................................................................3
         Section 1.22  "Chief Executive Officers".................................................................3
         Section 1.23  "Closing"..................................................................................4
         Section 1.24  "Closing Date".............................................................................4
         Section 1.25  "Common Stock".............................................................................4
         Section 1.26  "Confidential Information".................................................................4
         Section 1.27  "Contributing Stockholder" or "Contributing Stockholders"..................................4
         Section 1.28  "Corporation"..............................................................................4
         Section 1.29  "Credit Agreement".........................................................................4
         Section 1.30  "Deadlock".................................................................................4
         Section 1.31  "Declining Stockholder" or "Declining Stockholders"........................................4
         Section 1.32  "Deemed Conversion Premium"................................................................4
         Section 1.33  "DGCL".....................................................................................5
         Section 1.34  "Directors"................................................................................5
         Section 1.35  "Election Notice"..........................................................................5
         Section 1.36  "Equity Ownership Interest"................................................................5
         Section 1.37  "Equity Securities"........................................................................5
         Section 1.38  "Exchange Act".............................................................................5
         Section 1.39  "Exchange Agreement".......................................................................5
         Section 1.40  "Exchange Common Stock"....................................................................5


         Section 1.41  "Fair Market Value"........................................................................5
         Section 1.42  "First Offer Period".......................................................................5
         Section 1.43  "Fiscal Year"..............................................................................6
         Section 1.44  "Fundamental Corporate Transaction"........................................................6
         Section 1.45  "Fundamental Issues".......................................................................6
         Section 1.46  "GAAP".....................................................................................6
         Section 1.47  "Governmental Authority"...................................................................6
         Section 1.48  "GPA"......................................................................................6
         Section 1.49  "GSHS Common Stock"........................................................................6
         Section 1.50  "Issuance".................................................................................6
         Section 1.51  "Mandatory Call Notice" ...................................................................6
         Section 1.52  "Minority Stockholder" and "Minority Stockholders".........................................7
         Section 1.53  "Non-Cash Consideration"...................................................................7
         Section 1.54  "Non-Selling Stockholders".................................................................7
         Section 1.55  "Offer Notice".............................................................................7
         Section 1.56  "Offer Percentage".........................................................................7
         Section 1.57  "Offer Period".............................................................................7
         Section 1.58  "Operating Agreement"......................................................................7
         Section 1.59  "Option Notice" ...........................................................................7
         Section 1.60  "Option Period" ...........................................................................7
         Section 1.61  "PCMB" ....................................................................................7
         Section 1.62  "Permitted Transfer".......................................................................8
         Section 1.63  "Permitted Transferee".....................................................................9
         Section 1.64  "Person"...................................................................................9
         Section 1.65  "Preemptive Notice"........................................................................9
         Section 1.66  "Preemptive Right".........................................................................9
         Section 1.67  "Preemptive Right Offer Period"............................................................9
         Section 1.68  "Preemptive Right Securities"..............................................................9
         Section 1.69  "President"................................................................................9
         Section 1.70  "Proposed Transfer"........................................................................9
         Section 1.71  "Right of First Refusal"...................................................................9
         Section 1.72  "SEC"......................................................................................9
         Section 1.73  "Second Offer Period"......................................................................9
         Section 1.74  "Securities Act"...........................................................................9
         Section 1.75  "Selling Stockholder"......................................................................9
         Section 1.76  "Stockholder" and "Stockholders"..........................................................10
         Section 1.77  "Stock Purchase Agreement"................................................................10
         Section 1.78  "Subsidiary"..............................................................................10
         Section 1.79  "Third Offer Period"......................................................................10
         Section 1.80  "Third Party Purchaser"...................................................................10
         Section 1.81  "Transfer"................................................................................10
         Section 1.82  "Voting Ownership Interest"...............................................................10
         Section 1.83  "Voting Securities".......................................................................10

ARTICLE II.
         MANAGEMENT OF THE CORPORATION...........................................................................10
         Section 2.1       Certificate and Bylaws................................................................10
         Section 2.2       Board of Directors....................................................................11
         Section 2.3       Voting; Designation of Directors......................................................11
         Section 2.4       Removal and Replacement...............................................................12
         Section 2.5       Composition of the Board of Directors of Subsidiaries.................................12
         Section 2.6       Board Action; Quorum Requirement......................................................12
         Section 2.7       Designation of Chairman...............................................................12
         Section 2.8       Stockholder Action....................................................................13
         Section 2.9       Fundamental Issues....................................................................13
         Section 2.10      Deadlock..............................................................................14

ARTICLE III.
         PLANS AND REPORTS.......................................................................................15
         Section 3.1       Annual Operating Plan; Annual Capital Plan............................................15
         Section 3.2       Books and Records.....................................................................16
         Section 3.3       Accounts and Reports..................................................................16
         Section 3.4       Consolidated Basis....................................................................17

ARTICLE IV.
         RESTRICTIONS ON TRANSFER................................................................................17
         Section 4.1       Restrictions on Transfer..............................................................17
         Section 4.2       Scope of Restrictions on Transfer.....................................................17
         Section 4.3       Permitted Transfers...................................................................17
         Section 4.4       Involuntary Transfers.................................................................17
         Section 4.5       Noncomplying Transfers Void...........................................................18
         Section 4.6       Legend................................................................................19

ARTICLE V.
         RIGHTS OF FIRST REFUSAL.................................................................................19
         Section 5.1       Non-Charter Right of First Refusal....................................................19
         Section 5.2       Charter Right of First Refusal........................................................22

ARTICLE VI.
         CERTAIN RIGHTS..........................................................................................23
         Section 6.1       Charter Preemptive Right..............................................................23
         Section 6.2       Charter Option........................................................................24
         Section 6.3       Charter Mandatory Call................................................................26
         Section 6.4       Charter Change of Control Put.........................................................27
         Section 6.4       Certain Purchase Price Adjustments; Separate Agreements...............................28
         Section 6.6       Charter Board Representation..........................................................29

ARTICLE VII.
         CERTAIN COVENANTS.......................................................................................29
         Section 7.1       Capital Contributions.................................................................29
         Section 7.2       Confidential Information..............................................................30
         Section 7.3       Determination of Fair Market Value....................................................31
         Section 7.4       No Inconsistent Agreements............................................................33
         Section 7.5       Minority Stockholders' Agreement......................................................33
         Section 7.6       No Event of Default...................................................................34
         Section 7.7       Change of Control.....................................................................34

ARTICLE VIII.
         REPRESENTATIONS AND WARRANTIES..........................................................................34
         Section 8.1       Representations and Warranties of the Corporation.....................................34
         Section 8.2       Representations and Warranties of the Stockholders....................................35

ARTICLE IX.
         MISCELLANEOUS...........................................................................................37
         Section 9.1       Termination...........................................................................37
         Section 9.2       Simultaneous Transaction..............................................................37
         Section 9.3       No Waiver.............................................................................37
         Section 9.4       Assignability.........................................................................37
         Section 9.5       Notices...............................................................................37
         Section 9.6       Third Party Rights....................................................................41
         Section 9.7       Choice of Law.........................................................................41
         Section 9.8       Severability..........................................................................41
         Section 9.9       Enforcement of Agreement..............................................................41
         Section 9.10      References to Money...................................................................42
         Section 9.11      Construction..........................................................................42
         Section 9.12      Entire Agreement......................................................................42
         Section 9.13      Headings, etc.........................................................................42
         Section 9.14      Counterparts..........................................................................42
         Section 9.15      Survival..............................................................................42
         Section 9.16      Amendments............................................................................42
         Section 9.18      Exchanges.............................................................................43


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



                             STOCKHOLDERS' AGREEMENT



         THIS STOCKHOLDERS' AGREEMENT, dated this 13th day of December, 1995, is made and entered into by and among Green Spring Health Services, Inc., a Delaware corporation (the "Corporation"), Blue Cross and Blue Shield of New Jersey, Inc., a New Jersey health service corporation ("BCBSNJ"), Health Care Service Corporation, an Illinois mutual legal reserve company doing business as Blue Cross and Blue Shield of Illinois ("BCILL"), Independence Blue Cross, a Pennsylvania non-profit hospital plan corporation ("IBC"), Pierce County Medical Bureau, Inc., a Washington non-profit corporation ("PCMB"),and Charter Medical Corporation, a Delaware corporation ("Charter").

         WHEREAS, BCBSNJ, BCILL, IBC and PCMB (individually, a "Minority Stockholder" and collectively, the "Minority Stockholders") and Charter own 100% of the issued and outstanding shares of common stock, $.01 par value per share ("Common Stock"), of the Corporation; and

         WHEREAS, Charter and the Minority Stockholders believe that it would be in the best interests of the Corporation that provision be made for the continuity of ownership and stability of management of the Corporation, and desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Corporation will be organized and the business and affairs of the Corporation will be conducted;

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto, subject to the terms and conditions set forth below, hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         Section 1.1 "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, "control" shall mean the power through the ownership of voting securities, contract, or otherwise to direct the affairs of another Person.

         Section 1.2 "Agreement" shall mean this Stockholders' Agreement as originally executed or, as the context or subject matter otherwise requires, as amended, modified, supplemented or restated from time to time.

         Section 1.3 "Annual Capital Plan" shall mean the annual and three-year rolling capital plan and budget of the Corporation and the Subsidiaries prepared annually by the President and approved by the Board of Directors in accordance with Section 2.9 hereof.

         Section  1.4  "Annual   Operating  Plan"  shall  mean  the  annual  and
three-year rolling operating plan and budget of the Corporation and the Subsidiaries prepared annually by the President and approved by the Board of Directors in accordance with Section 2.9 hereof.

         Section 1.5 "Base Amount" shall have the meaning ascribed to such term in Section 6.3 hereof.

         Section 1.6 "BCBSNJ" shall have the meaning ascribed to such term in the Preamble to this Agreement.

         Section 1.7 "BCILL" shall have the meaning ascribed to such term in the Preamble to this Agreement.

         Section 1.8 "Board of Directors" shall mean the Board of Directors of the Corporation.

         Section 1.9 "Business" shall mean the business of the Corporation and the Subsidiaries, as conducted from time to time, including the business of providing managed behavioral health care services, including managed alcohol and other substance abuse services, employee assistance plan services, management of behavioral group practices and MSO services; and the components of such services may include for a particular client or customer one or more of the following: case or care management, administrative services for self-insured or partly self-insured customers, utilization review, certification or pre-admission or pre-treatment certification, assessment and referral, triage, stop-loss insurance, single purpose or limited purpose health maintenance organization or insurance services, services priced on a capitated, non-capitated or partly-capitated basis, staff clinical services, provider network services and preferred provider organization services.

         Section 1.10 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close.

         Section 1.11 "Bylaws" shall mean the Bylaws of the Corporation in accordance with Section 2.1 and in the form attached as Exhibit A, as amended, modified or restated from time to time by the Stockholders in accordance with
Section 2.9 hereof.

         Section 1.12 "Capital Contribution" shall have the meaning ascribed to such term in Section 7.1 hereof.

         Section 1.13 "Capital Contribution Notice" shall have the meaning ascribed to such term in Section 7.1 hereof.

         Section 1.14 "Certificate" shall mean the amended and restated Certificate of Incorporation of the Corporation in accordance with Section 2.1 and in the form attached as Exhibit B, as amended, modified or restated from time to time by the Stockholders in accordance with Section 2.9 hereof.

         Section 1.15 "Chairman" shall mean the Chairman of the Board of Directors from time to time elected by the Directors in accordance with Section
2.7 hereof.

         Section 1.16 "Charter" shall have the meaning ascribed to such term in the Preamble to this Agreement and shall include successors and Permitted Transferees.

         Section 1.17 "Charter Change of Control" shall mean any of the following events: (a) the acquisition after the date of this Agreement, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Exchange Act by any Person or any group of Persons (other than directors of Charter) who constitute a group (within the meaning of Section 13(d)(3) under the Exchange Act) of any securities of Charter such that as a result of such acquisition such Person or group beneficially owns (within the meaning of Rule 13d-3(a)(1) under the Exchange Act) more than 50% of Charter's then outstanding voting securities entitled to vote on a regular basis for a majority of the board of directors of Charter; or (b) the sale of all or substantially all of the assets of Charter (including, without limitation, by way of merger, consolidation, share exchange, lease, transfer or similar transaction) in a transaction in which Charter or the holders of Charter Common Stock do not receive (i) voting securities representing a majority of the voting power entitled to vote on a regular basis for the board of directors of the acquiring or surviving entity or of an Affiliate which controls the acquiring or surviving entity, if a corporation or (ii) securities representing a majority of the equity interests of the acquiring or surviving entity or of an Affiliate that controls the acquiring or surviving entity, if other than a corporation.

         Section 1.18 "Charter Common Stock" shall mean the Common Stock, par value $.25 per share, of Charter.

         Section 1.19 "Charter Mandatory Call" shall have the meaning ascribed to such term in Section 6.3 hereof.

         Section 1.20 "Charter Proposed Transfer" shall have the meaning ascribed to such term in Section 5.2 hereof.

         Section 1.21 "Charter Option" shall have the meaning ascribed to such term in Section 6.2 hereof.

         Section 1.22 "Chief Executive Officers" shall have the meaning ascribed to such term in Section 2.10 hereof.

         Section 1.23 "Closing" shall mean the consummation of the transactions contemplated by the Stock Purchase Agreement.

         Section 1.24 "Closing Date" shall mean the date and effective time at which the Closing occurs.

         Section 1.25 "Common Stock" shall have the meaning ascribed to such term in the First Recital to this Agreement.

         Section 1.26 "Confidential Information" shall mean any financial, operational, technical and other information relating to the present and future business and affairs of the Corporation and the Subsidiaries, whether (a) provided in written, graphic, pictorial or recorded form or stored on computer discs, hard drives, magnetic tape or digital or any other electronic medium or
(b)  orally  disclosed  by  representatives  of  the  Corporation.  Confidential
Information shall not include any information that: (i) is or subsequently becomes publicly available without the disclosing or receiving party's breach of any obligation owed to the Corporation, (ii) became known to the receiving party from a third party prior to the Corporation's disclosure of such information to the receiving party other than as a result of the breach of an obligation of confidentiality owed to the Corporation by such third party or (iii) is independently developed by the receiving party.

         Section 1.27 "Contributing Stockholder" or "Contributing Stockholders" shall have the meanings ascribed to such terms in Section 7.1(c) hereof.

         Section 1.28 "Corporation" shall have the meaning set forth in the Preamble to this Agreement.

         Section 1.29 "Credit Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of May 2, 1994, among Buyer, Bankers Trust Company, as Agent, First Union National Bank of North Carolina, as Co-Agent, and the Lenders from time to time named as a party to such Credit Agreement, as amended through the date of this Agreement and as from time to time hereafter amended, restated, supplemented or otherwise modified.

         Section 1.30 "Deadlock" shall have the meaning ascribed to such term in Section 2.10 hereof.

         Section 1.31 "Declining Stockholder" or "Declining Stockholders" shall have the meanings ascribed to such terms in Section 7.1 hereof.

         Section 1.32 "Deemed Conversion Premium" shall have the meaning ascribed to such term in Section 6.3 hereof.

         Section 1.33 "DGCL" shall mean the Delaware General Corporation Law, as amended.

         Section 1.34 "Directors" shall mean the individuals elected to the Board of Directors in accordance with Article II hereof.

         Section 1.35 "Election Notice" shall have the meaning ascribed to such term in Section 5.1(b) hereof.

         Section 1.36 "Equity Ownership Interest" shall, with respect to any Stockholder, mean the fraction (a) having as its numerator the number of shares of Common Stock, whether voting or non-voting (calculated on a fully-diluted basis) held beneficially by such Stockholder on the date of determination and
(b) having as its denominator the aggregate number of shares of Common Stock, whether voting or non-voting (calculated on a fully-diluted basis) issued and outstanding on such date.

         Section 1.37 "Equity Securities" shall mean any capital stock of the Corporation, whether voting or non-voting, and any securities directly or indirectly convertible into, or exercisable or exchangeable for any capital stock of the Corporation, or any right, option, warrant or other security which, with the payment of additional consideration, the expiration of time or the occurrence of any event shall give the holder thereof the right to acquire any capital stock of the Corporation or any security convertible into or exercisable or exchangeable for, any capital stock of the Corporation.

         Section 1.38 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         Section 1.39 "Exchange Agreement" shall mean the Exchange Agreement, dated December 13, 1995, as amended, modified, supplemented or restated from time to time by and among Charter and the Minority Stockholders.

         Section 1.40 "Exchange Common Stock" shall mean shares of Charter Common Stock that have been exchanged for shares of Common Stock pursuant to the Exchange Agreement, which shares of Charter Common Stock are held beneficially by the Stockholder making such exchange.

         Section 1.41 "Fair Market Value" shall have the meaning ascribed to such term in Section 7.3 hereof.

         Section 1.42 "First Offer Period" shall mean a period commencing upon delivery of an Offer Notice and expiring at 5:00 p.m., New York time, on the 15th Business Day following delivery of such Offer Notice; provided, however, if the Proposed Transfer involves Non-Cash Consideration, the First Offer Period shall not expire until the 10th Business Day after a binding determination of the Fair Market Value of such Non-Cash Consideration has been made in accordance with Section 7.3(a) hereof.

         Section 1.43 "Fiscal Year" shall mean the fiscal year of the Corporation as determined from time to time by the Board of Directors and, initially, shall be the twelve-month (or, in the case of the first Fiscal Year the period from Closing until September 30, 1996) period ending each September 30.

         Section 1.44 "Fundamental Corporate Transaction" shall mean: (a) any merger, consolidation, share exchange or other business combination of the Corporation or GPA with any other Person other than a merger, consolidation, share exchange or business combination that would result in the Voting Securities or the voting securities, as applicable, of the Corporation or GPA outstanding immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity in such merger, consolidation, share exchange or business combination) 100% of the total voting power of the Voting Securities or the voting securities, as applicable, of the Corporation or GPA or of the voting securities of such surviving entity having the right to vote on a regular basis for the election of directors in each case outstanding immediately after such merger, consolidation, share exchange or business combination, (b) any sale by the Corporation or GPA of all or substantially all of its assets or properties or (c) any recapitalization or liquidation of, or filing of a voluntary bankruptcy petition by, the Corporation or GPA.

         Section 1.45 "Fundamental Issues" shall have the meaning ascribed to such term in Section 2.9 hereof.

         Section 1.46 "GAAP" shall mean generally accepted accounting principles (as such term is used in the American Institute of Certified Public Accountants' Professional Standards) from time to time in effect.

         Section 1.47 "Governmental Authority" shall mean any foreign, federal, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality thereof.

         Section 1.48 "GPA" shall mean Group Practice Affiliates, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Corporation.

         Section 1.49 "GSHS Common Stock" shall mean the common stock, par value $.01 per share, of GSHS.

         Section 1.50 "Issuance" shall have the meaning ascribed to such term in Section 6.1 hereof.

         Section 1.51 "Mandatory Call Notice" shall have the meaning ascribed to such term in Section 6.3 hereof.

         Section 1.52 "Minority Stockholder" and "Minority Stockholders" shall have the meanings ascribed to such terms in the First Recital to this Agreement
(a) for so long as such Person or a Permitted Transferee of such Person pursuant to Section 1.62(f) holds Equity Securities or (b) for purposes of Article II, for so long as such Person or a Permitted Transferee of such Person pursuant to
Section 1.62(f) holds any Exchange Common Stock or is a party to an Operating Agreement.

         Section 1.53 "Non-Cash Consideration" shall have the meaning ascribed to such term in Section 5.1(f) hereof.

         Section 1.54 "Non-Selling Stockholders" shall have the meaning ascribed to such term in Section 5.1 hereof.

         Section 1.55 "Offer Notice" shall have the meaning ascribed to such term in Section 5.1 hereof.

         Section 1.56 "Offer Percentage" shall have the meaning ascribed to such term in Section 5.1(b) hereof.

         Section 1.57 "Offer Period" shall mean a period commencing upon delivery of an Offer Notice and expiring upon the earlier of (a) in the case of the Right of First Refusal, the expiration of the Third Offer Period or, in the case of the Charter Right of First Refusal, the expiration of the Second Offer Period and (b) the delivery of one or more Election Notices for the purchase of all of the Equity Securities covered by such Offer Notice.

         Section 1.58 "Operating Agreement" shall mean an agreement between the Corporation or a Subsidiary and a Stockholder (other than Charter) or an Affiliate for the provision by the Corporation or a Subsidiary of one or more of the services offered by the Corporation and its Subsidiaries in the conduct of the Business.

         Section 1.59 "Option Notice" shall have the meaning ascribed to such term in Section 6.2 hereof.

         Section 1.60 "Option Period" shall mean a period commencing upon delivery of an Option Notice and expiring at 5:00 p.m., New York time, on the 20th Business Day following delivery of such Option Notice.

         Section 1.61 "PCMB" shall have the meaning ascribed to such term in the Preamble to this Agreement.

         Section 1.62 "Permitted Transfer" shall mean a Transfer of Equity Securities by: (a) a Stockholder to Charter pursuant to the Exchange Agreement;
(b) a Stockholder to another Stockholder, Charter, the Corporation or a Third Party Purchaser pursuant to the Right of First Refusal or by Charter to a Stockholder, the Corporation or a Third Party Purchaser pursuant to the Charter Right of First Refusal; (c) a Stockholder to Charter pursuant to the Charter Option; (d) a Stockholder to Charter pursuant to the Charter Mandatory Call; (e) the Corporation to a Stockholder or other Person in a manner not inconsistent with the restrictions set forth in this Agreement; (f) a Stockholder to a corporation that owns 100% of such Stockholder's voting equity securities, a corporation the voting equity securities of which are owned 100% by the corporation that owns 100% of such Stockholder's voting equity securities, or a corporation the voting equity securities of which are 100% owned by such Stockholder and any subsequent Transfer to such Stockholder required by Section
7.7 of this Agreement provided, that as to any Stockholder which is a non-profit membership corporation without any authorized or outstanding class of voting equity securities, a Permitted Transfer under this subsection 1.62(f) shall also include a Transfer of Equity Securities by such Stockholder to a corporation which is its sole voting member having the right to vote in the election of such Stockholder's directors (the "Sole Voting Member"), to a corporation the voting equity securities of which are owned 100% by such Sole Voting Member, or to a corporation as to which such Sole Voting Member has the exclusive right to vote in the election of such corporation's directors; or (g) a Stockholder in the form of a pledge of Equity Securities to a bona fide financial institution, which, immediately prior to the creation of such Pledge, is not an Affiliate of such Stockholder, to secure bona fide arms' length recourse indebtedness of such Stockholder and/or its subsidiaries if the pledgee thereof agrees (i) to provide the Corporation with all notices of foreclosure by such pledgee and (ii) in the event of such a default and enforcement by the pledgee of its rights to become the record holder of the Equity Securities pledged to secure such indebtedness, to be bound by the provisions hereof applicable to its transferor, it being understood that both (x) the making of such pledge and (y) such financial institution's becoming the owner of the Equity Securities subject to such pledge in satisfaction of all or any part of the indebtedness secured thereby or otherwise as a result of the exercise by it of its rights and remedies with respect thereto shall each constitute a Permitted Transfer under this clause
(g); provided, however, that, in all such events, no such Transfer described in clauses (a) through (g) (except for a pledge pursuant to clause (g)) shall be a Permitted Transfer unless, prior to such Transfer, the transferee shall either be a party to this Agreement or shall execute and deliver to the Corporation a writing, in form and substance reasonably satisfactory to the Corporation, agreeing that such transferee shall join in this Agreement as a Stockholder and become bound by all of the terms and restrictions of this Agreement applicable to its transferor; and provided further that each Stockholder that is a Permitted Transferee pursuant to clause (g)(ii) above shall during the term of this Agreement (and notwithstanding any other provisions of this Agreement) vote all shares of Voting Securities acquired by it pursuant to clause (g) above at each meeting of Stockholders and on each action or proposal voted upon by Stockholders in the same proportion as all other Stockholders (other than Stockholders that also hold Voting Securities pursuant to a clause (g)(ii) Transfer) vote their shares of Voting Securities on each such action or proposal.

         Section 1.63 "Permitted Transferee" shall mean any transferee of Equity Securities in a Permitted Transfer.

         Section  1.64  "Person"   shall  mean  an  individual,   firm,   trust,
association, corporation, partnership, limited liability company, Governmental Authority or other entity.

         Section 1.65 "Preemptive Notice" shall have the meaning ascribed to such term in Section 6.1 hereof.

         Section 1.66 "Preemptive Right" shall have the meaning ascribed to such term in Section 6.1 hereof.

         Section 1.67 "Preemptive Right Offer Period" shall have the meaning ascribed to such term in Section 6.1 hereof.

         Section 1.68 "Preemptive Right Securities" shall have the meaning ascribed to such term in Section 6.1 hereof.

         Section 1.69 "President" shall mean the President of the Corporation, who shall be the Chief Executive Officer of the Corporation, from time to time appointed by the Board of Directors in accordance with the Bylaws.

         Section 1.70 "Proposed Transfer" shall have the meaning ascribed to such term in Section 5.1 hereof.

         Section 1.71 "Right of First Refusal" shall have the meaning ascribed to such term in Section 5.1 hereof.

         Section 1.72 "SEC" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         Section 1.73 "Second Offer Period" shall mean a period commencing on the first Business Day following the First Offer Period and expiring at 5:00 p.m., New York time on the 10th Business Day thereafter.

         Section 1.74 "Securities Act" shall mean the Securities Act of 1933, as amended.

         Section 1.75 "Selling Stockholder" shall have the meaning ascribed to such term in Section 5.1 hereof.

         Section 1.76 "Stockholder" and "Stockholders" shall mean Charter, the Minority Stockholders and any Permitted Transferee, for so long as such Person holds any Equity Securities.

         Section 1.77 "Stock Purchase Agreement" shall have the meaning ascribed to such term in the Exchange Agreement.

         Section 1.78 "Subsidiary" shall mean a corporation, partnership, limited liability company, or other entity of which the Corporation (a) has the power to elect more than 50% of the board of directors or other governing authority either directly or indirectly or (b) owns or controls more than 50% of the outstanding equity securities or equity interests either directly or indirectly through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities or equity interests is owned directly or indirectly by its parent.

         Section 1.79 "Third Offer Period" shall mean a period commencing on the first Business Day following the Second Offer Period and expiring at 5:00 p.m., New York time, on the 5th Business Day thereafter.

         Section 1.80 "Third Party Purchaser" shall have the meaning ascribed to such term in Section 5.1(e) hereof.

         Section 1.81 "Transfer" shall mean any transfer, sale, exchange, assignment, mortgage, pledge, grant of lien on or security interest in, gift or other disposition of any legal or beneficial interest or encumbrance of any nature, voluntary, involuntary or by operation of law.

         Section 1.82 "Voting Ownership Interest" shall, with respect to any Stockholder, mean the fraction (a) having as its numerator the number of shares of voting Common Stock (calculated on a fully-diluted basis) beneficially owned by such Stockholder on the date of determination and (b) having as its denominator the aggregate number of shares of voting Common Stock (calculated on a fully-diluted basis) issued and outstanding on such date.

         Section 1.83 "Voting Securities" shall mean any Equity Securities, including Common Stock, having voting rights generally with respect to matters submitted to a vote of the stockholders of the Corporation.

                                   ARTICLE II.
                          MANAGEMENT OF THE CORPORATION

         Section 2.1 Certificate and Bylaws. In addition to the provisions of this Agreement and the Exchange Agreement, the rights of the Stockholders and the business and affairs of the Corporation shall be conducted in accordance with the Certificate and the Bylaws. To the fullest extent permitted by applicable law, the Certificate and the Bylaws shall be subject in their entirety to the terms and restrictions set forth in this Agreement. Each Stockholder hereby ratifies and approves the adoption of the Certificate and the Bylaws as set forth on Exhibits B and A, respectively. In the event of a conflict between this Agreement and the Certificate or the Bylaws, each Stockholder shall, if permitted by the DGCL, cause the Voting Securities owned beneficially or of record by such Stockholder to be voted in favor of an amendment to the Certificate or the Bylaws, as appropriate, to conform the terms thereof to the terms of this Agreement.

         Section 2.2 Board of Directors. Subject to the terms of this Agreement, the Certificate and the Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of nine Directors (unless changed by amendment of the Bylaws). Each Director shall serve until (a) the designation, election, qualification and acceptance of his or her successor or (b) his or her earlier death, resignation or removal. Directors need not be residents of Delaware or Stockholders of the Corporation. Directors shall serve on the Board of Directors, any committee of the Board of Directors and the board of directors of any Subsidiary without compensation from the Corporation or any Subsidiary for such service. Each Stockholder shall be responsible for compensating any Director designated by such Stockholder for service on the Board of Directors, any such committee or the board of directors of any Subsidiary; and the Corporation shall be responsible for reimbursing any Director designated by such Stockholder for any expenses incurred in connection with such service.

         Section 2.3 Voting; Designation of Directors. (a) At each annual meeting of the Stockholders and each special meeting called for the purpose of electing Directors, and at any time at which Stockholders shall have the right to, or shall, vote for Directors, each Stockholder shall cause all Voting Securities beneficially owned by such Stockholder to be voted in favor of the election of the representatives of Charter and the Minority Stockholders as provided in subsections (b) and (c) of this Section 2.3 and shall otherwise take such action as may be necessary to ensure that each of Charter and the Minority Stockholders shall be afforded such representation on the Board of Directors as is contemplated by this Agreement.

                  (b) Charter shall be entitled to designate a number of Directors equal to (i) the number of Directors constituting the Board of Directors minus (ii) the number of Directors the Minority Stockholders are entitled to designate pursuant to subsection (c) of this Section 2.3.

                  (c) For so long as (i) a Minority Stockholder or a Permitted Transferee of such Minority Stockholder pursuant to Section 1.62(f) holds beneficially any shares of Common Stock or (ii) a Minority Stockholder is a party to an Operating Agreement (which has not been breached by such Minority Stockholder in any material respect), such Minority Stockholder shall be entitled to designate one Director.

                  (d) The voting obligations created hereby shall survive and continue with respect to each Stockholder notwithstanding the fact that any such Stockholder may not be entitled to designate or to participate in the designation of a member of the Board of Directors.

         Section 2.4 Removal and Replacement. Charter or any Minority Stockholder may, from time to time, without the approval or consent of any other party hereto, without cause and without any condition or restriction whatsoever remove any or all of its designees that have been elected to the Board of Directors in accordance with this Article II. In the event that a Minority Stockholder shall not have the right hereunder to designate a Director, such Minority Stockholder shall immediately remove its designee from the Board of Directors. Upon any removal or the occurrence of a vacancy on the Board of Directors for any reason whatsoever, such vacancy shall be filled by the Stockholders in the manner provided in Section 2.3 and not by the remaining Directors. In such a case, the Chairman or Stockholders shall call, notice and convene a special meeting of the Stockholders within ten Business Days of the occurrence of such vacancy for the purpose of filling such vacancy. At such meeting, each Stockholder shall cause the Voting Securities beneficially owned by such Stockholder to be voted in favor of the election of a new Director to fill such vacancy in a manner consistent with Section 2.3 hereof. During the pendency of any vacancy and until the vacancy is filled in the manner contemplated by this Section 2.4, no meeting of the Board of Directors shall be held and no action by written consent shall be taken without the prior consent of the Stockholder or Stockholders having the right to designate the Director who will fill such vacancy.

         Section 2.5 Composition of the Board of Directors of Subsidiaries. The Stockholders acknowledge and agree that the composition of the boards of directors of each Subsidiary of the Corporation shall consist of nine directors and such boards of directors shall be established and maintained on a basis consistent with the procedure described in this Article II, so that Charter and the Minority Stockholders shall at all times have the same number of designees on each such board of directors as they have on the Board of Directors; provided, however, that the Subsidiary board composition provided by this
Section 2.5 may be changed with respect to any Subsidiary or all Subsidiaries without amending this Agreement if and for so long as the Directors unanimously agree in writing or at a Board of Directors meeting to such change.

         Section 2.6 Board Action; Quorum Requirement. Except as expressly provided in Section 2.9 hereof, in any action taken by the Directors at a meeting of the Board of Directors, the act of a majority of the Directors present at a meeting at which a quorum is present shall constitute action by the Board of Directors. The presence of a majority of the members of the Board of Directors fixed by this Agreement shall constitute a quorum for the transaction of business. Any action by the Board of Directors by written consent, in lieu of a meeting, shall be unanimous to be effective.

         Section 2.7 Designation of Chairman. The Minority Stockholders shall have the right to designate the Chairman of the Board of Directors as provided in this Section 2.7. In connection with each annual meeting of the Board of Directors occurring prior to the third anniversary date of this Agreement, each Minority Stockholder shall be entitled to nominate one Director as a candidate for Chairman of the Board of Directors. Each Stockholder shall cause such Stockholder's respective designee or designees on the Board of Directors to vote so as to elect one of such nominees as

Chairman. Notwithstanding anything in this Agreement to the contrary, the term of a Chairman elected hereunder shall not extend past the third anniversary date of this Agreement. Election of the Chairman shall be by a plurality vote. Upon the occurrence of a vacancy in the office of Chairman for any reason, such vacancy shall be filled by the remaining Directors. In such a case, the Directors shall call, notice and commence a special meeting of the Board of Directors within ten Business Days of the occurrence of such vacancy for the purpose of filling such vacancy. At such meeting, a new Chairman of the Board of Directors shall be elected in the same manner as provided in this Section 2.7 for election at an annual meeting. Following three years after the date of this Agreement, the Chairman of the Board of Directors shall be elected as provided in the Bylaws.

         Section 2.8 Stockholder Action. Except as otherwise provided in Section
2.9 hereof, in the case of any action proposed to be taken by the Stockholders at a meeting of the Stockholders, or at any time Stockholders shall have the right to, or shall vote, the act of the Stockholders holding a majority of the voting power of the outstanding shares of Voting Securities entitled to vote and present at a meeting, in person or by proxy, at which a quorum is present, shall constitute action by the Stockholders of the Corporation. Each Stockholder shall be entitled to a number of votes equal to the number of shares of Voting Securities that are issued and outstanding and held of record by such Stockholder and entitled to be voted at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of each class of Voting Securities shall constitute a quorum for the transaction of business at any annual or special meeting of the Stockholders. Stockholders may participate in a meeting of the Stockholders by means of conference telephone or similar communications equipment by means of which all participants in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 2.9 Fundamental Issues. Notwithstanding the majority vote requirements set forth in Sections 2.6 and 2.8 hereof, each of the following actions or transactions (the "Fundamental Issues") shall require, and shall not be taken or consummated without: (a) in the case of clauses (i) through (iii) the favorable vote of not less than two-thirds of the number of Directors constituting the Board of Directors (provided, that any Director that is designated by a Minority Stockholder that does not hold, and as to which a Permitted Transferee of such Minority Stockholder pursuant to Section 1.62(f) does not hold, at the time such action is to be taken, any shares of Common Stock or Exchange Common Stock, shall abstain from any vote under clauses (ii) and (iii) hereof); and (b) in the case of clauses (iv) through (vii), the favorable vote of the holders of a majority of the issued and outstanding Voting Securities and the favorable vote of Minority Stockholders holding a majority of the aggregate shares of Voting Securities held by the Minority Stockholders at the time such action is to be taken (calculated, for purposes of this Section 2.9, as if the Minority Stockholders hold all shares of Common Stock previously exchanged for Charter Common Stock that is, as the date of determination, Exchange Common Stock):

     (i)  approval or modification of the Annual Operating Plan;

     (ii) approval or modification of the Annual Capital Plan;

     (iii)exercise  by the  Corporation  of (A) the  Right  of  First
Refusal or approval of any Transfer to a Third Party Purchaser pursuant to the Right of First Refusal, (B) the Charter Right of First Refusal and (C) the Corporation's rights pursuant to Section 4.4;

     (iv) issuance of any Equity Securities of the Corporation or GPA, except for issuances to Charter pursuant to Section 6.1 and issuances pursuant to Section 7.1, if such issuances are in accordance with an Annual Capital Plan;

     (v)  approval of any Fundamental Corporate Transaction;

     (vi) incurrence of indebtedness by the Corporation or any consolidated subsidiary in excess of $250,000 during any Fiscal Year, which indebtedness is not contemplated by the Annual Operating Plan or Annual Capital Plan; or

     (vii)amendment, modification or restatement of the Certificate or the Bylaws.

         In the event that all of the Voting Securities of the Corporation are beneficially owned by Charter and one other Stockholder, the approval requirements of this Section 2.9 shall terminate and be of no further force or effect, and in such case the designation provisions of Section 2.3 shall terminate; provided, however, that in the event that (i) a majority in interest of the Voting Securities of the Corporation are beneficially owned in the aggregate by Minority Stockholders and any Permitted Transferees (other than Charter) of any Minority Stockholder under Section 1.62(f) of this Agreement, or
(ii) Charter (including for this purpose only Charter Medical Corporation and its Permitted Transferees under Section 1.62(f) of the Agreement) has the right to vote or direct the voting of less than a majority of the Voting Securities of the Corporation, then in either such case, the Minority Stockholders (and their Permitted Transferees under Section 1.62(f) of this Agreement) shall have the option to maintain in effect or to terminate either or both of (x) the designation provisions of Section 2.3 or (y) the approval requirements of
Section 2.9.

         Section 2.10 Deadlock. (a) A deadlock of the Stockholders or Board of Directors (a "Deadlock") shall be deemed to exist (i) if the Stockholders or the Board of Directors shall be unable to reach agreement by the required vote on any significant issue that has been submitted for consideration at two successive meetings, (ii) if the Stockholders or Board of Directors shall be unable to achieve a quorum for the conduct of business at two successive meetings, or (iii) if the Board of Directors shall be unable to convene a meeting for a period of 20 Business Days following the occurrence of a vacancy that is not filled in the manner set forth in Section 2.4.

                  (b) If a Deadlock exists, the Stockholders or Board of Directors, as appropriate, shall negotiate in good faith and use their respective best efforts to resolve such Deadlock. If, however, after 20 Business Days such Deadlock remains, Charter or any Minority Stockholder, by giving notice to the other Stockholders, may request that such Deadlock be referred for resolution to the chief executive officer of Charter and the chief executive officers of two of the Minority

Stockholders (designated by the consent of a majority of the aggregate shares of Voting Securities held by the Minority Stockholders at the time such action is to be taken, assuming, for purposes of this Section 2.10, that the Minority Stockholders hold all shares of Common Stock previously exchanged for Charter Common Stock that is, as of any date of determination, Exchange Common Stock) (the "Chief Executive Officers"). The Chief Executive Officers shall meet within 20 Business Days thereafter and shall attempt in good faith to resolve such Deadlock. Any resolution agreed to in writing by the Chief Executive Officers shall be final and binding on the Corporation and the Stockholders, so long as the resolution is not inconsistent with any provision of this Agreement. Notwithstanding anything herein to the contrary, at any time during the pendency of a Deadlock, Charter shall be entitled to make an offer to purchase all of the Equity Securities held by the Stockholders (other than Charter) pursuant to the Charter Option.

                  (c) During the pendency of any Deadlock relating to the approval of any Annual Operating Plan or Annual Capital Plan for an ensuing Fiscal Year, the Board of Directors and the President shall conduct the Business of the Corporation in accordance with the Annual Operating Plan and Annual Capital Plan for the immediately preceding Fiscal Year.

                                  ARTICLE III.
                                PLANS AND REPORTS

         Section 3.1 Annual Operating Plan; Annual Capital Plan. At least 60 calendar days prior to the beginning of each Fiscal Year, the President shall prepare, distribute to Directors not less than 5 Business Days prior to the meeting at which such matter is to be considered and present to the Board of Directors for its consideration in accordance with Section 2.9 hereof the Annual Operating Plan and Annual Capital Plan for the Corporation for the ensuing Fiscal Year and rolling three-year period. The Annual Operating Plan shall set forth in reasonable detail, among other things, estimates by calendar month of anticipated revenues, expenditures, and cash requirements of the Business for such Fiscal Year and rolling three-year period and the anticipated marketing, product development and system or other operational or organizational enhancements to be implemented during such period. The Annual Capital Plan shall set forth in reasonable detail, among other things, the anticipated capital requirements of the Business for such Fiscal Year and rolling three-year period, the anticipated return on such investments, the anticipated source of funding such investments, and the anticipated Capital Contributions and Equity Securities to be issued with respect thereto pursuant to Section 7.1. The President shall make such changes to the Annual Operating Plan and Annual Capital Plan as the Board of Directors shall request and, upon approval by the Board of Directors in accordance with Section 2.9 hereof, shall conduct the day-to-day Business of the Corporation substantially in accordance therewith.

         Section 3.2 Books and Records. Copies of the books and records of the Corporation shall be maintained at the Corporation's principal place of business. All of the books and records of the Corporation shall be maintained in U.S. dollars. The Board of Directors shall cause the Corporation to maintain the following: (a) a current list of the full name and last known business or residence address of each Stockholder set forth in alphabetical order together with the Equity Securities of the Corporation held of record by such Stockholder, (b) copies of the Corporation's federal, state and local income tax returns and reports, if any, for all taxable years for which the respective statute of limitations remains open, (c) copies of this Agreement and all amendments hereto and (d) the consolidated financial statements of the Corporation for the three most recent Fiscal Years. Each Stockholder who owns at least 5% of the Common Stock, or its duly authorized representative, shall have access to the books and records of the Corporation, upon reasonable notice, during the normal business hours of the Corporation.

         Section 3.3 Accounts and Reports. The Corporation shall maintain a proper system of accounts in accordance with GAAP consistently applied, shall keep full and complete financial records in which entries shall be made in accordance with GAAP, reflecting financial transactions of the Corporation and in which proper reserves for depreciation, obsolescence, amortization, taxes, bad debts and other purposes shall be made, and shall, except as hereinafter set forth, furnish to each Stockholder, so long as such Stockholder shall own at least 5% of the Common Stock, the following reports:

                  (a) within 25 (or in the case of the last month of any fiscal quarter of the Corporation's Fiscal Year, 40) days after the close of each of the first eleven months of each Fiscal Year and within 55 days of the close of the last month of each Fiscal Year, copies of (i) the balance sheet of the Corporation as of the end of such month, (ii) statements of operations and cash flows of the Corporation for such month and (iii) a report of the aging of receivables and classification thereof by age and type;

                  (b) within 55 days after the close of each of the first three fiscal quarters of each Fiscal Year and within 70 days after the close of the fourth fiscal quarter of each Fiscal Year, copies of (i) the balance sheet of the Corporation as of the end of such quarter and (ii) statements of the operations and cash flows of the Corporation for such quarter and the elapsed portion of the Fiscal Year ended with the last day of such quarter, in each case setting forth comparative figures for the preceding Fiscal Year (except that balance sheet comparisons may be made to the prior Fiscal Year end), prepared in accordance with GAAP (subject to normal year-end and quarterly adjustments) and certified by the Chief Financial Officer of the Corporation; and

                  (c) within 90 days after the close of each Fiscal Year, the balance sheet of the Corporation as of the end of such Fiscal Year and the related statements of operations, changes in stockholders' equity and cash flows for such Fiscal Year, prepared in accordance with GAAP and audited by Arthur Andersen LLP or such other independent certified public accountants of recognized national standing selected by the Board of Directors.

         Section 3.4 Consolidated Basis. The Annual Operating Plan, Annual Capital Plan and all financial information provided pursuant to this Article III shall include the Corporation and its Subsidiaries.

                                   ARTICLE IV.
                            RESTRICTIONS ON TRANSFER

         Section 4.1 Restrictions on Transfer. No Stockholder shall make or permit to be made, any Transfer of any Equity Securities now held or hereafter acquired by such Stockholder except in a Permitted Transfer in compliance with the terms and conditions of this Agreement and with then applicable laws, rules and regulations.

         Section 4.2 Scope of Restrictions on Transfer. Each Stockholder acknowledges that the restrictions on Transfer of Equity Securities set forth herein are imposed to accomplish legitimate purposes of the parties hereto, and that such restrictions are not more restrictive than necessary to accomplish such purposes. Each Stockholder acknowledges that no Equity Securities of the Corporation, whether now owned or hereafter acquired by such Stockholder, nor any right, title or interest therein, shall be subject to any Transfer except for a Permitted Transfer in compliance with the terms and conditions of this Agreement.

         Section 4.3 Permitted Transfers. Notwithstanding the foregoing, any Stockholder may Transfer all or any portion of any Equity Securities owned by such Stockholder pursuant to a Permitted Transfer as long as the other requirements, if any, for an effective Transfer, as set forth in this Agreement, are fulfilled in connection with such Permitted Transfer.

         Section 4.4 Involuntary Transfers. In the event that the Equity Securities owned by any Stockholder shall be subject to Transfer by reason of
(a) bankruptcy or insolvency proceedings,  whether voluntary or involuntary,  or
(b) distraint, levy, execution or other involuntary Transfer (unless, in the case of clause (b) the transferee releases such Equity Securities within 5 Business Days of the occurrence of such involuntary Transfer), then, unless such Transfer constitutes a Permitted Transfer, such Stockholder shall give the Corporation written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee and the price or other consideration, if readily determinable, for which the subject Equity Securities are to be transferred. After receipt of such notice, or failing such receipt, after the Corporation otherwise obtains actual knowledge of such a proposed Transfer, the Corporation shall have the right to purchase (or to assign to the other Stockholders, pro rata, the right to purchase; and if any such Stockholder other than Charter declines to exercise its right to purchase, such right shall be reassigned by the Corporation and such Stockholder to Charter) all, but not less than all of the Equity Securities subject to such involuntary Transfer at the price and on the terms applicable to such proposed Transfer, which right shall be exercised by written notice given by the Corporation or the other Stockholders to the Stockholder subject to such involuntary Transfer within 60 days following the Corporation's receipt of such notice or, failing such receipt, the Corporation's obtaining actual knowledge of such involuntary Transfer. The closing of the purchase and sale of such Equity Securities shall be held at the principal office of the Corporation on a date to be established by the Corporation, which date shall in no event shall be less than 10 nor more than 20 Business Days from the date on which the Corporation gives notice of its election to purchase the subject Equity Securities. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of such Equity Securities, the price to be paid by the Corporation (or its assignees) shall be the then current Fair Market Value thereof as determined in accordance with Section 7.3(a) hereof.

         Section 4.5 Noncomplying Transfers Void. Any purported Transfer of Equity Securities other than in compliance with the terms and conditions of this Agreement shall be void and of no force and effect, and the Corporation shall be entitled to recognize the last Stockholder of record who acquired such Equity Securities in a manner not contrary to this Agreement as the holder of such Equity Securities for all purposes.

         Section 4.6 Legend. Each Stockholder acknowledges and agrees that each certificate representing Equity Securities shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED,
         HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A STOCKHOLDERS' AGREEMENT DATED DECEMBER 13, 1995, AMONG THE CORPORATION AND ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE AND MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE CORPORATION BY ANY REGISTERED HOLDER OF EQUITY SECURITIES. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH AGREEMENT SHALL BE VOID AND OF NO EFFECT.
                                   ARTICLE V.
                             RIGHTS OF FIRST REFUSAL

         Section 5.1       Non-Charter Right of First Refusal.

                  (a) In the event that any Stockholder other than Charter has a binding, written offer for the Transfer of, and desires to accept such offer to purchase, any Equity Securities other than pursuant to a Permitted Transfer described in clauses (a), (c), (d), (e), (f) or (g) of Section 1.62 hereof (a "Proposed Transfer"), such Stockholder (the "Selling Stockholder") shall deliver to the Corporation and the remaining Minority Stockholders (the "Non-Selling Stockholders") and to Charter written notice of the material terms of such offer, including the proposed purchaser thereof, the amount and nature of the consideration to be received, the conditions, if any, associated therewith and any other material terms of such offer (an "Offer Notice"). The Offer Notice shall constitute an irrevocable offer by the Selling Stockholder to sell all (but not less than all) of the Equity Securities subject to the Proposed Transfer (i) first, to the Non-Selling Stockholders; (ii) second, to Charter and
(iii) third, to the Corporation on terms and conditions of the Proposed Transfer, except that a purchaser under this Section 5.1 shall have the right to pay cash in an amount equal to the Fair Market Value of any Non-Cash Consideration (the "Right of First Refusal").

                  (b) During the First Offer Period, each Non-Selling Stockholder may elect to purchase all or any portion of such Non-Selling Stockholder's "Offer Percentage" of the Equity Securities subject to the Proposed Transfer by delivering written notice of such election stating the number of shares of Equity Securities to be purchased (an "Election Notice") to the Corporation, Charter and the Selling Stockholder prior to the expiration of the First Offer Period. As used herein, a Stockholder's "Offer Percentage" shall be equal to the fraction (expressed as a percentage) the numerator of which is the number of shares of Common Stock held by such Stockholder on the date of the Offer Notice and the denominator of which is the number of shares of Common Stock held on such date by all Non-Selling Stockholders; provided that a Stockholder shall have the right in an Election Notice to agree to purchase all or any portion of the shares of Equity Securities that could be purchased by other Stockholders; and, if one or more Stockholders do not deliver an Election Notice or elect to purchase less than their respective Offer Percentages, then the shares of Equity Securities that could have been purchased by such Stockholders shall be purchased by Stockholders that, in an Election Notice, agreed to purchase such shares, and each such Stockholder shall purchase the number of such shares indicated in an Election Notice, unless the sum of such numbers of shares exceeds the number of shares so available for purchase, in which case such shares shall be purchased pro rata on the basis of the proportionate amount of the Offer Percentage of such Stockholders that deliver an Election Notice. The failure by any Non-Selling Stockholder to deliver an Election Notice during the First Offer Period shall be deemed to be an election by such Stockholder not to purchase any of the Equity Securities subject to the Proposed Transfer.

                  (c) If the Non-Selling Stockholders do not elect during the First Offer Period to purchase all of the Equity Securities subject to the Proposed Transfer, during the Second Offer Period, Charter may elect to purchase all or any portion of such Equity Securities that the Non-Selling Stockholders did not elect to purchase during the First Offer Period by delivering an Election Notice to the Corporation and the Selling Stockholder prior to the expiration of the Second Offer Period. The failure by Charter to deliver an Election Notice during the Second Offer Period shall be deemed to be an election by Charter not to purchase any of the Equity Securities subject to the Proposed Transfer.

                  (d) If the Non-Selling Stockholders and Charter do not elect during the First and Second Offer Periods to purchase all of the Equity Securities subject to the Proposed Transfer, during the Third Offer Period, the Corporation may elect to purchase all (but not less than all) of the Equity Securities that the Non-Selling Stockholders and Charter did not elect to purchase during the First and Second Offer Periods by delivering an Election Notice to Charter and the Selling Stockholder prior to the expiration of the Third Offer Period. The failure by the Corporation to deliver an Election Notice during the Third Offer Period shall be deemed to be an election by the Corporation not to purchase any of the Equity Securities subject to the Proposed Transfer.

                  (e) If the Non-Selling Stockholders, Charter and the Corporation (either individually or collectively) do not elect to purchase all of the Equity Securities subject to the Proposed Transfer, the Selling Stockholder may, upon approval by the Board of Directors in its sole discretion pursuant to Section 2.9(iii) hereof, Transfer to the purchaser named in the Offer Notice (the "Third Party Purchaser") all (but not less than all) of the Equity Securities subject to the Proposed Transfer in accordance with the terms and conditions set forth in the Offer Notice; provided, however, that if the Selling Stockholder has not consummated the Transfer of such Equity Securities within the 45 Business Day period following the approval of such Transfer by the Board of Directors, all of the restrictions on Transfer contained in this Agreement shall again be in effect with respect to such Equity Securities. Upon a Transfer of Equity Securities to a Third Party Purchaser, the Corporation shall not be obligated to transfer ownership of such Equity Securities on the records of the Corporation unless such Third Party Purchaser has complied with the proviso to Section 1.62.

                  (f) If the consideration for the sale of Equity Securities pursuant to the Proposed Transfer is cash consideration, the purchase price to be paid by each of the Non-Selling Stockholders, Charter and the Corporation, as applicable, shall be equal to the total consideration set forth in the Offer Notice multiplied by the fraction (a) the numerator of which is the number of shares or other units of Equity Securities being purchased by such Non-Selling Stockholder, Charter or the Corporation, as applicable, and (b) the denominator of which is the total number of shares or other units of Equity Securities subject to such Offer Notice. If the consideration for the Proposed Transfer consists of consideration that is other than cash consideration payable in immediately available funds at the closing thereunder ("Non-Cash Consideration") or consists of a combination of cash consideration and Non-Cash Consideration, the purchase price shall be cash in an amount equal to the total of the cash consideration, if any, and the Fair Market Value of the Non-Cash Consideration as determined in accordance with Section 7.3(a) hereof.

                  (g) The purchase and sale of Equity Securities pursuant to this Right of First Refusal shall be consummated at a closing that shall occur at the principal business office of the Corporation within 20 Business Days following the expiration of the relevant Offer Period, or at such other place or time as may be mutually acceptable to the parties. At such closing, the Selling Stockholder shall deliver a certificate or other instrument representing the Equity Securities being purchased, free and clear of all liens, claims, encumbrances (other than as a result of this Agreement) and defects in title and duly endorsed for Transfer to the appropriate purchaser and, in exchange therefor, the purchaser of such Equity Securities shall pay the purchase price provided in Section 5.1(f) hereof at such closing by bank wire transfer of immediately available funds to a bank account designated in writing by the Selling Stockholder at least three Business Days prior to such closing.

         Section 5.2       Charter Right of First Refusal.

                  (a) In the event that Charter has a binding, written offer for the Transfer of any Equity Securities other than pursuant to a Permitted Transfer described in clause (f) or (g) of Section 1.62 hereof (a "Charter Proposed Transfer"), Charter shall deliver to the Corporation and the remaining Stockholders an Offer Notice (meeting the requirements of Section 5.1(a) relating to an Offer Notice) relating to such written offer. The Offer Notice shall constitute an irrevocable offer by Charter to sell all (but not less than all) of the Equity Securities subject to the Charter Proposed Transfer (i) first, to the other Stockholders; and (ii) second, to the Corporation on terms and conditions no less favorable to the purchaser than the terms and conditions of the Charter Proposed Transfer (the "Charter Right of First Refusal").

                  (b) During the First Offer Period, each Stockholder (other than Charter) may elect to purchase all or any portion of such Stockholder's Offer Percentage of the Equity Securities subject to the Charter Proposed Transfer by delivering an Election Notice (meeting the requirements of Section 5.1(b) relating to an Election Notice) stating the number of shares of Equity Securities to be purchased to the Corporation and Charter prior to the expiration of the First Offer Period. The failure by any Stockholder (other than Charter) to deliver an Election Notice during the First Offer Period shall be deemed to be an election by such Stockholder not to purchase any of the Equity Securities subject to the Charter Proposed Transfer.

                  (c) If the  Stockholders  (other  than  Charter)  do not elect during the First Offer Period to purchase all of the Equity Securities subject to the Charter Proposed Transfer, during the Second Offer Period, the Corporation may elect to purchase all or any portion of such Equity Securities that the Stockholders (other than Charter) did not elect to purchase during the First Offer Period by delivering an Election Notice to the Corporation and Charter prior to the expiration of the Second Offer Period. The failure by the Corporation to deliver an Election Notice during the Second Offer Period shall be deemed to be an election by the Corporation not to purchase any of the Equity Securities subject to the Charter Proposed Transfer.

                  (d) If the Stockholders (other than Charter) and the Corporation do not elect to purchase all of the Equity Securities subject to the Charter Proposed Transfer, Charter may Transfer to the Third Party Purchaser named in the Offer Notice all (but not less than all) of the Equity Securities subject to the Charter Proposed Transfer in accordance with the terms and conditions set forth in the Offer Notice; provided, however, that if Charter has not consummated the Transfer of such Equity Securities within the 30 Business Day period following the end of the Second Offer Period, all of the restrictions on Transfer contained in this Agreement shall again be in effect with respect to such Equity Securities. Upon a Transfer of Equity Securities to a Third Party Purchaser, the Corporation shall not be obligated to transfer ownership of such Equity Securities on the records of the Corporation unless such Third Party Purchaser has complied with the proviso to Section 1.62.

                  (e) If the consideration for the Charter Proposed Transfer is cash consideration, the purchase price to be paid by each of the Stockholders (other than Charter) and the Corporation, as applicable, shall be equal to the total consideration set forth in the Offer Notice multiplied by the fraction (a) the numerator of which is the number of shares or other units of Equity Securities being purchased by such Stockholder or the Corporation, as applicable, and (b) the denominator of which is the total number of shares or other units of Equity Securities subject to such Offer Notice. If the consideration for the Charter Proposed Transfer consists of Non-Cash Consideration or consists of a combination of cash consideration and Non-Cash Consideration, the purchase price shall be cash in an amount equal to the total of the cash consideration, if any, and the Fair Market Value of the Non-Cash Consideration as determined in accordance with Section 7.3(a) hereof.

                  (f) The purchase and sale of Equity Securities pursuant to the Charter Right of First Refusal shall be consummated at a closing that shall occur at the principal business office of the Corporation within 20 Business Days following the expiration of the relevant Offer Period, or at such other place or time as may be mutually acceptable to the parties. At such closing, Charter shall deliver a certificate or other instrument representing the Equity Securities being purchased, free and clear of all liens, claims, encumbrances (other than as a result of this Agreement) and defects in title and duly endorsed for Transfer to the appropriate purchaser and, in exchange therefor, the purchaser of such Equity Securities shall pay the purchase price provided in
Section 5.2(e) at such closing by bank wire transfer of immediately available funds to a bank account designated in writing by Charter at least two Business Days prior to such closing.

                                   ARTICLE VI.
                                 CERTAIN RIGHTS

         Section 6.1 Charter Preemptive Right. (a) In the event that the Corporation desires to issue any Equity Securities other than to a Contributing Stockholder pursuant to Section 7.1 hereof (an "Issuance"), the Corporation shall, prior to such Issuance, provide written notice to each Stockholder describing in detail the Equity Securities to be issued, the reasons for such Issuance, the potential purchasers thereof, if specifically known, and the consideration to be received therefrom (a "Preemptive Notice"). Charter shall have the right, during the 20 Business Days following receipt of the Preemptive Notice (the "Preemptive Right Offer Period"), to elect to subscribe for and purchase (the "Preemptive Right") at the same price, and on such other terms and conditions as are set forth in the Preemptive Notice, such number of shares of Equity Securities (in addition to the Equity Securities covered by the Preemptive Notice) as may be required to cause (i) Charter's Equity Ownership Interest or Voting Ownership Interest, whichever is greater, immediately following such Issuance to be equal to (ii) Charter's Equity Ownership Interest or Voting Ownership Interest, as appropriate, on the date of the Preemptive Notice (the "Preemptive Right Securities").

                  (b) Charter shall be entitled to exercise the Preemptive Right by delivering written notice to the Corporation during the Preemptive Right Offer Period, designating that Charter elects to purchase all, or any portion of, the Preemptive Right Securities.

                  (c) The Corporation may, during the 60 Business Days following the earlier to occur of (i) the Corporation's receipt of a Section 6.1(b) notice from Charter or (ii) expiration of the Preemptive Right Offer Period, offer and sell the Equity Securities covered by the Preemptive Notice provided that such Issuance is effected in accordance with the terms described in the Preemptive Notice. Any Equity Securities not so issued by the Corporation during such 60 Business Day period shall again be subject to the Preemptive Right set forth in this Section 6.1.

                  (d) If the consideration for the Issuance is cash consideration, the purchase price to be paid by Charter shall be equal to the total consideration set forth in the Preemptive Notice multiplied by the fraction (i) the numerator of which is the number of shares of Preemptive Right Securities being purchased by Charter, as applicable, and (ii) the denominator of which is the total number of shares of Equity Securities subject to such Preemptive Notice. If the consideration for the Issuance consists of Non-Cash Consideration or consists of a combination of cash consideration and Non-Cash Consideration, the consideration set forth in the Preemptive Notice shall be deemed to be cash consideration in an amount equal to the total of the cash consideration, if any, and the Fair Market Value of the Non-Cash Consideration as determined in accordance with Section 7.3(b) hereof. Charter shall have the right, in its sole discretion, to revoke its Section 6.1(b) notice within 5 Business Days after the final determination of Fair Market Value under Section 7.3(b) hereof.

                  (e) The issuance of the Preemptive Right Securities to Charter pursuant to the Preemptive Right shall be consummated simultaneously with the issuance of Equity Securities pursuant to the Preemptive Notice, or at such other place or time as may be mutually acceptable to the parties. At such closing, the Corporation shall deliver a certificate or other instrument registered in the name of Charter representing the Preemptive Right Securities being purchased, free and clear of all liens, claims, encumbrances and defects in title (other than restrictions on the Transfer thereof as may be described in the Preemptive Notice) and, in exchange therefor, Charter shall pay the purchase price provided in subsection (d) of this Section 6.1 by bank wire transfer of immediately available funds to a bank account designated in writing by the Corporation at least three Business Days prior to such closing.

                  (f) In the event of an Issuance, in lieu of an exercise of the Preemptive Right, Charter may, upon written notice to the Corporation, require that all Equity Securities to be issued in connection with such Issuance consist of Equity Securities that do not have voting rights with respect to any matter submitted to a vote of the stockholders of the Corporation or, in Charter's sole discretion, with respect to certain specified matters.

         Section 6.2 Charter Option. (a) At any time during the term of this Agreement, Charter shall have the right and option to offer to purchase from the Stockholders (other than Charter) all, but not less than all, of the issued and outstanding Common Stock and all of any portion of the Equity Securities (other than Common Stock), held by such Stockholders at the time of such offer (the "Charter Option"). In the event that Charter desires to exercise the Charter Option, Charter shall deliver to the Corporation and the Stockholders (other than Charter) written notice of such offer, including the Equity Securities subject to such offer, the amount and nature of the consideration to be received (which consideration shall be separately stated by class of Equity Securities), the conditions, if any, associated therewith, and any other material terms of such offer (an "Option Notice"). If any portion of such consideration consists of shares of Charter Common Stock, such shares shall be registered under the Securities Act at the time of the purchase and sale pursuant to Section 6.2(e). The Option Notice shall constitute an irrevocable offer by Charter to purchase the Equity Securities subject to the Charter Option if Stockholders holding more than 50% of each class of Equity Securities subject to the Charter Option deliver notices pursuant to the first sentence of Section 6.2(c).

                  (b) During the Option Period, each Stockholder (other than Charter) may elect to sell all, but not less than all, of such Stockholder's Equity Securities subject to the Charter Option by delivering written notice of such election to the Corporation and Charter prior to the expiration of the Option Period. The failure by any such Stockholder to deliver a notice of election during the Option Period shall be deemed to be an election by such Stockholder not to sell any of the Equity Securities subject to the Charter Option.

                  (c) If Stockholders holding more than 50% of each class of Equity Securities subject to the Charter Option deliver notices of election prior to the expiration of the Option Period, Charter shall be obligated to purchase, and the Stockholders shall be obligated to sell, all of the Equity Securities subject to the Charter Option, regardless of whether any such Stockholder delivered an election notice prior to the expiration of the Option Period. If Stockholders holding exactly 50% of each class of Equity Securities subject to the Charter Option deliver notices of election prior to the expiration of the Option Period, Charter shall have the right (but not the obligation) on ten Business Days' notice to such electing Stockholders to purchase, and in such event such electing Stockholders shall be obligated to sell, all of the Equity Securities subject to the Charter Option and held by such electing Stockholders. If Stockholders holding less than 50% of each class of Equity Securities subject to the Charter Option deliver notices of election prior to the expiration of the Option Period, Charter shall not be entitled to purchase and the Stockholders shall not be obligated to sell any of the Equity Securities subject to the Charter Option; provided, that nothing set forth in this Section 6.2 shall prohibit Charter from purchasing such Equity Securities in a manner that is otherwise in accordance with this Agreement. If Stockholders holding exactly 50% of each class of Equity Securities subject to the Charter Option deliver notices of election prior to the expiration of the Option Period and if, pursuant to the second sentence of this Section 6.2(c), Charter elects to purchase such shares from such Stockholders, then Charter shall have the right, by a Mandatory Call Notice given not more than 20 Business Days after expiration of the Option Period, to purchase from the Stockholders who did not deliver notices of election prior to expiration of the Option Period all of the Equity Securities of such non-electing Stockholders subject to the Charter Option; and any such purchase shall be by means of a Charter Mandatory Call pursuant to Section 6.3.

                  (d) The aggregate purchase price to be paid by Charter in connection with the Charter Option in which Stockholders holding more than 50% of each class of Equity Securities subject to the Charter Option deliver notices of election prior to the expiration of the Option Period shall be the consideration set forth in the Option Notice. The aggregate purchase price to be paid by Charter in connection with the Charter Option in which Stockholders holding exactly 50% of each class of Equity Securities subject to the Charter Option deliver notices of election prior to the expiration of the Option Period shall be, for the Stockholders delivering such notices of election, the purchase price set forth in the Option Notice.

                  (e) The purchase and sale of Equity Securities pursuant to the Charter Option shall be consummated at a closing that shall occur at the principal business office of the Corporation not later than the 10th Business Day after the expiration of the Option Period, or at such other place or time as may be mutually acceptable to the parties. At such closing, the Stockholders (other than Charter) shall deliver a certificate or other instrument representing the Equity Securities being purchased, free and clear of all liens, claims, encumbrances and defects in title (other than as a result of this Agreement) and duly endorsed for Transfer to Charter and, in exchange therefor, Charter shall pay the purchase price provided in subsection (b) of this Section
6.2 hereof by bank wire transfer of immediately available funds to a bank account designated by each such Stockholder in writing at least three Business Days prior to such closing. The portion of the aggregate purchase price with respect to each class of Equity Securities payable to each Stockholder shall be equal to the total purchase price multiplied by the fraction (A) the numerator of which is the number of shares or other amount of that class of Equity Securities being sold by such Stockholder and (B) the denominator of which is the total number of shares or other amount of that class of Equity Securities subject to such Option Notice.

         Section 6.3 Charter Mandatory Call. (a) At any time and from time to time during the term of this Agreement that Charter's Voting Ownership Interest (expressed as a percentage) is at least 75%, Charter shall have the right and option to elect to purchase from the Stockholders (other than Charter), and to require the Stockholders (other than Charter) to sell to Charter, all, but not less than all, of the issued and outstanding Common Stock held by such Stockholders at the time of such election (a "Charter Mandatory Call"). In the event that Charter desires to exercise Charter Mandatory Call, Charter shall deliver to the Corporation and the Stockholders (other than Charter) written notice of such election, including the number of shares of Common Stock subject to such election and Charter's calculation of the purchase price for such Common Stock in accordance with subsection (b) of this Section 6.3 (a "Mandatory Call Notice"). The Mandatory Call Notice shall constitute an irrevocable election by Charter to purchase the Common Stock subject to Charter Mandatory Call, except that Charter shall have the right, upon notice to the Corporation and the Stockholders (other than Charter) given not more than 5 Business Days after the final determination of Fair Market Value pursuant to Section 7.3(c), to revoke such Mandatory Call Notice.

                  (b) Subject to Section 6.5, the aggregate purchase price to be paid by Charter in connection with the Charter Mandatory Call shall be cash in an amount equal to the greatest of:

(a) 1.2 multiplied by the Base Amount, (b) the Base Amount plus the Deemed Conversion Premium and (c) the Fair Market Value of the Common Stock subject to Charter Mandatory Call as determined in accordance with Section 7.3 hereof. As used in this Agreement, the term "Base Amount" shall mean an amount equal to the product (i) $81.83 million and (ii) the fraction (A) having as its numerator the number of shares of Common Stock issued to all Stockholders (other than Charter) pursuant to the Subscription Agreement, which shares continue to be held by such Stockholders as of the date of the Mandatory Call Notice and (B) having as its denominator the aggregate number of shares of Common Stock issued to all Stockholders (other than Charter) pursuant to the Subscription Agreement, in each case subject to adjustment as provided in Section Three of the Exchange Agreement. As used in this Agreement, the term "Deemed Conversion Premium" shall mean an amount equal to the product of (1) the Base Amount divided by $20, (2) the arithmetic average of the closing prices of Charter Common Stock on the American Stock Exchange (or the principal trading market on which Charter Common Stock is then listed or quoted) for the 10 trading day period prior to the date of the Mandatory Call Notice less $20 and (3) 70%.

                  (c) The purchase and sale of Common Stock pursuant to Charter Mandatory Option shall be consummated at a closing that shall occur at the principal business office of the Corporation not later than the 10th Business Day after a binding determination of the Fair Market Value of such Common Stock has been determined in accordance with Section 7.3(c) hereof, or at such other place or time as may be mutually acceptable to the parties. At such closing, the Stockholders shall deliver a certificate or other instrument representing the Common Stock being purchased pursuant to such Charter Mandatory Call, free and clear of all liens, claims, encumbrances and defects in title and duly endorsed for Transfer to Charter and, in exchange therefor, Charter shall pay the purchase price provided in subsection (b) of this Section 6.3 hereof by bank wire transfer of immediately available funds to a bank account designated in writing by each such Stockholder at least three Business Days prior to such closing. The portion of the aggregate purchase price payable to each Stockholder (other than Charter) shall be equal to the total purchase price multiplied by the fraction (i) the numerator of which is the number of shares of Common Stock being sold by such Stockholder and (ii) the denominator of which is the total number of shares of Common Stock subject to such Mandatory Call Notice.

         Section 6.4 Charter Change of Control Put. (a) Upon a Charter Change of Control, each Minority Stockholder shall have the right to require Charter to purchase all (but not less than all) the shares of Common Stock owned by each such Minority Stockholder (including shares owned by a Permitted Transferee of such Minority Stockholder pursuant to Section 1.62(f)). The aggregate purchase price for shares of Common Stock purchased by Charter upon exercise of such right and the purchase price per share of Common Stock shall be as provided in
Section 6.3(b) and the last sentence of Section 6.3(c), respectively, except that the aggregate purchase price shall be the Section 6.3(b) amount plus an amount equal to 10% of the Section 6.3(b) amount multiplied by the fraction, the denominator of which is 100 and the numerator of which is the excess, if any, of the percentage (expressed as a whole number) of outstanding shares of Common Stock owned by the Minority

Stockholders on the date of Charter Change of Control over 25. A purchase and sale of Equity Securities under this Section 6.4 shall be consummated in the manner provided in Section 6.3(c).

                  (b) Within 5 Business Days after a Charter Change of Control, Charter shall give each Minority Stockholder written notice thereof. Each Minority Stockholder that desires to exercise the right provided by Section 6.4(a) shall do so by giving Charter written notice of such election within 5 Business Days after the date of Charter's notice; and such written notice of election by a Minority Stockholder shall constitute an irrevocable election to exercise its Section 6.4(a) right with respect to all (but not less than all) of the shares of Common Stock owned by such Minority Stockholder or Permitted Transferee of such Minority Stockholder pursuant to Section 1.62(f) and to sell such shares to Charter in the manner and for the purchase price provided in this
Section 6.4.

         Section 6.5 Certain Purchase Price  Adjustments;  Separate  Agreements.
(a) Charter and the Minority Stockholders mutually acknowledge that the purchase price provisions of Section 6.3(b), relating to the Charter Mandatory Call, and
Section 6.4(a) relating to the right of Minority Stockholders to require Charter to purchase all shares of Common Stock owned by a Minority Stockholder upon a Charter Change of Control, do not provide a purchase price for (i) shares of Common Stock purchased by a Contributing Stockholder pursuant to Section 7.1,
(ii) shares of Common Stock purchased by a Stockholder pursuant to a Preemptive Notice under Sections 2.9(iv) and 6.1(a), which Stockholder is not at the time of such purchase a Minority Stockholder, and (iii) shares of Common Stock that may be acquired by a Minority Stockholder from Charter by means other than exercise of rights pursuant to a Charter Right of First Refusal.

                  (b) In the case of clause (i) of Section 6.5(a), Charter and the Contributing Stockholders shall, as a condition to the funding of a Capital Contribution that involves the issuance of Common Stock by the Corporation, either enter into a separate agreement providing the terms and conditions relating to the purchase of such shares of Common Stock by Charter upon a Charter Mandatory Call or a put of Minority Stockholders' other shares of Common Stock pursuant to Section 6.4(a) or agree in writing that neither Section 6.3 nor Section 6.4 shall apply to the shares of Common Stock so acquired upon a Capital Contribution.

                  (c) In the case of clauses (ii) and (iii) of Section 6.5(a), Charter and the applicable Stockholder or Minority Stockholder may, in the sole discretion of each party, enter into a separate agreement relating to the purchase by Charter of the shares of Common Stock covered by such clauses (ii) and (iii) upon a Charter Mandatory Call or a put of other shares of Common Stock pursuant to Section 6.4(a), but shall not be obligated to do so.

         Section 6.6 Charter Board Representation. During the term of this Agreement and subject to Charter's Certificate of Incorporation and Bylaws, Charter (but not any assignee of Charter) shall, from time to time, nominate and use its best efforts to cause the election to the Board of Directors of Charter, of a representative of the Minority Stockholders. Such representative shall be chosen, in Charter's discretion, from the chief executive officers of the Minority Stockholders and the members of the Corporation's Board of Directors designated by the Minority Stockholders.

                                  ARTICLE VII.
                                CERTAIN COVENANTS

         Section 7.1 Capital Contributions. (a) Except as provided in this Section 7.1 or contemplated by the Subscription Agreement, no Stockholder shall be required to make any capital contribution to the Corporation.

                  (b) In the event that the Board of Directors determines that additional equity capital is reasonably necessary or reasonably desirable to enable the Corporation to carry out its business objectives as contemplated by the Annual Operating Plan or Annual Capital Plan (a "Capital Contribution"), the Board of Directors shall provide written notice of such Capital Contribution to each Stockholder (a "Capital Contribution Notice"), including in such notice (i) the total amount of cash that would be required to fund such Capital Contribution, (ii) each Stockholder's proportionate share (based on such Stockholder's respective Ownership Interest) of such Capital Contribution, (iii) a detailed description of the intended use or uses of such Capital Contribution,
(iv) the proposed schedule for funding such Capital Contribution, (v) the Equity Securities, if any, to be issued at not less than fair market value in connection with such Capital Contribution, (vi) the method of reducing the Equity Interest of any Declining Stockholders, (vii) the Equity Securities, if any, to be issued at not less than fair market value to any Contributing Stockholder making an additional Capital Contribution on behalf of any Declining Stockholder, and (viii) if such Equity Securities are Common Stock and if the Exchange Period (as defined in the Exchange Agreement) shall not have expired at the time such Common Stock is issued, the terms of an amendment to the Exchange Agreement whereby such shares of Common Stock shall be exchangeable into shares of Charter Common Stock at a per share exchange price equal to the arithmetic average of the closing sale prices for a share of such Charter Common Stock as reported by the American Stock Exchange for the ten trading days immediately preceding the third Business Day prior to the date of a Capital Contribution Notice. Charter agrees that any such shares of Charter Common Stock shall be registered under the Securities Act or exempt from registration pursuant to an exemption that permits resale of such shares of Charter Common Stock in the public market promptly after issuance, subject only to the provisions of Rule 144 under the Securities Act except for the provisions applicable to "restricted securities" (as such term is defined in Rule 144).

                  (c) Upon receipt of a Capital Contribution Notice, each Stockholder (other than Charter) shall have the right to (i) consent to make such Capital Contribution (Charter and each such Stockholder referred to individually as a "Contributing Stockholder" or collectively as the

"Contributing Stockholders") or (ii) decline to make such Capital Contribution (individually, the "Declining Stockholder" or collectively, the "Declining Stockholders"). Each Contributing Stockholder shall contribute its proportionate share of such Capital Contribution (based on its Equity Ownership Interest) in accordance with the funding schedule set forth in the Capital Contribution Notice, subject, if applicable, to the provisions of Section 6.5(b). Each Stockholder, within 15 Business Days after the date of a Capital Contribution Notice, shall give notice to the Corporation of its election to be a Contributing Stockholder or a Declining Stockholder with respect to such Capital Contribution Notice.

                  (d) The Contributing Stockholder or the Contributing Stockholders, as the case may be, may elect to contribute all or any part of the Declining Stockholder's Capital Contribution due to be made to the Corporation, and the Stockholders hereby consent to the issuance of additional Equity Securities to the Contributing Stockholders in the manner set forth in the applicable Capital Contribution Notice.

                  (e) In addition to, or in lieu of, the Capital Contributions contemplated pursuant to this Section 7.1, the Corporation may fund its capital requirements through cash on hand, cash flow or borrowings from any Stockholder or from third parties on an arms' length basis and may grant a security interest in the assets of the Corporation to secure any such indebtedness in proportion to the debt borrowed; provided, that any such security interest is non-recourse to the Stockholders.

         Section 7.2 Confidential Information. (a) The Stockholders acknowledge that the Corporation derives and will continue to derive significant economic and competitive value from the Confidential Information that has been developed in connection with the operation of the Business and that the Confidential Information is not generally known to and is not readily available to or ascertainable by others. The Stockholders shall maintain as secret and confidential the Confidential Information and shall take all reasonable precautions against the disclosure of the Confidential Information to third parties. The Stockholders shall not circulate or otherwise disclose the Confidential Information within their own organizations except to personnel (including, without limitation, such Stockholder's employees, officers, directors, representatives, agents, Affiliates, lenders or advisors) directly involved in the Business on a need-to-know basis and, prior to any such circulation or disclosure of the  Confidential  Information,  shall require such personnel to have executed a non-disclosure agreement which covers the Confidential Information (e.g., a Stockholder's standard employee non-disclosure agreement which by its terms covers third party confidential information) or be otherwise bound to hold the Confidential Information in confidence (e.g., pursuant to professional rules of conduct). The Stockholders acknowledge that a breach of the confidentiality provisions of this Agreement would cause irreparable injury to the Corporation for which no remedy at law would be adequate. It is the understanding of the Stockholders that the obligations relating to Confidential Information may be enforced to the fullest extent permissible under the laws and public policies of the State of Delaware. If there is a breach or threatened breach of the confidentiality provisions of this Agreement, the Corporation shall be entitled to injunctive relief or the equivalent mandatory relief under the laws of the State of Delaware restraining any Stockholder from such breach or threatened breach. The Stockholders acknowledge and agree that the prohibition against disclosure of Confidential Information is in addition to, and not in lieu of, any other or additional rights or remedies which may be available to the Corporation pursuant to the laws of the State of Delaware and that the enforcement by the Corporation of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any rights or remedies which it may possess in law or at equity absent this Agreement.

                  (b) Upon the written request of the Corporation, the Stockholders shall return to the Corporation or destroy (subject to the right to retain, for archival purposes only, a single copy, which single copy may be used solely by attorneys representing such Stockholders for reference purposes only and may not be used for any commercial or competitive purposes whatsoever) all copies of Confidential Information held by the Stockholders or any personnel within each Stockholder's organization, regardless of the form of such Confidential Information. The foregoing provision shall not apply to Confidential Information which is rightfully held by a Stockholder in connection with its performance under an agreement or agreements between such Stockholder and the Corporation which has not expired or been properly terminated.

                  (c) No Stockholder shall be subject to the provisions contained in Section 7.2(a) hereof to the extent that the Stockholder or any of its Affiliates is, based on the advice of its counsel, required by law (including, without limitation, any requirement under the Securities Act or Exchange Act or any regulations promulgated thereunder) to make disclosure of any Confidential Information relating to the Corporation.

         Section 7.3 Determination of Fair Market Value. (a) In the event that a determination of the fair market value of Non-Cash Consideration is required pursuant to the Right of First Refusal or the Charter Right of First Refusal, the Selling Stockholder or Charter, as appropriate, shall specify in the applicable Offer Notice its good faith estimate of the fair market value of any Non-Cash Consideration to be paid in connection with the proposed transfer. If a majority of the disinterested members of Board of Directors agrees with the estimated fair market value of such Non-Cash Consideration, the estimate shall be deemed to be the Fair Market Value thereof for purposes of this Agreement. If the Board of Directors does not agree with the estimated fair market value, the Board of Directors shall, within 10 Business Days of receipt of the Offer Notice, deliver to the Selling Stockholder or Charter, as appropriate, written notice of its disagreement and shall, for a period of 10 Business Days after delivering such notice, negotiate with the Selling Stockholder or Charter, as appropriate, for the purpose of determining the fair market value of the Non-Cash Consideration that is acceptable to the Board of Directors and the Selling Stockholder or Charter, as appropriate. If the Board of Directors and the Selling Stockholder or Charter, as appropriate, are unable to agree on a fair market value during the aforementioned negotiation period, the Corporation and the Selling Stockholder or Charter, as appropriate, shall appoint a mutually agreeable appraiser of recognized standing with respect to the nature of the property constituting the Non-Cash Consideration to complete an appraisal of the property constituting the Non-Cash Consideration. Such appraiser shall render a binding and non-appealable appraisal of the Fair Market Value of the property constituting the Non-Cash Consideration within 10 Business Days of such appraiser's appointment or, if it is not reasonably possible to complete such appraisal in such time period, such longer period as shall be reasonably necessary to complete such appraisal (not to exceed 30 Business Days). The Corporation and the Selling Stockholder or Charter, as appropriate, each shall bear one-half of the costs of such appraisal.

                  (b) In the event that a determination of the fair market value of Non-Cash Consideration is required pursuant to the Preemptive Right, the Corporation shall specify in the applicable Preemptive Notice its good faith estimate of the fair market value of any Non-Cash Consideration to be paid in connection with the applicable Preemptive Notice. If Charter agrees with the estimated fair market value of such Non-Cash Consideration, the estimate shall be deemed to be the Fair Market Value thereof for purposes of this Agreement. If Charter does not agree with the estimated fair market value, Charter shall, within 10 Business Days of receipt of the Preemptive Notice, deliver to the Corporation written notice of its disagreement and shall, for a period of 10 Business Days after delivering such notice, negotiate with the Corporation for the purpose of determining the fair market value of the Non-Cash Consideration that is acceptable to Charter and the Corporation. If Charter and the Corporation are unable to agree on a fair market value during the aforementioned negotiation period, Charter and the Corporation shall appoint a mutually agreeable appraiser of recognized standing with respect to the nature of the property constituting the Non-Cash Consideration to complete an appraisal of the property constituting the Non-Cash Consideration. Such appraiser shall render a binding and non-appealable appraisal of the Fair Market Value of the property constituting the Non-Cash Consideration within 10 Business Days of such appraiser's appointment or, if it is not reasonably possible to complete such appraisal in such time period, such longer period as shall be reasonably necessary to complete such appraisal (not to exceed 30 Business Days). Charter and the Corporation each shall bear one-half of the costs of such appraisal, except that Charter shall pay all the costs of such appraisal if Charter exercises its revocation right provided by the last sentence of Section 6.3(a).

                  (c) In the event that a determination of the fair market value of shares of Common Stock is required in connection with an exercise by Charter of the Charter Mandatory Call, Charter shall specify in the applicable Mandatory Call Notice its good faith estimate of the fair market value of the Common Stock subject to the Charter Mandatory Call. If the Stockholders (other than Charter) agree with the estimated fair market value of such Common Stock, the estimate shall be deemed to be the Fair Market Value thereof for purposes of this
Agreement. If the Stockholders (other than Charter) do not agree with the estimated fair market value, such Stockholders shall, within 10 Business Days of receipt of the Mandatory Call Notice, deliver to Charter written notice of their disagreement and shall, for a period of 10 Business Days after delivering such notice, negotiate with Charter for the purpose of determining the fair market value of such Common Stock that is acceptable to Charter and such Stockholders. If Charter and such Stockholders are unable to agree on a fair market value during the aforementioned negotiation period, Charter and such Stockholders shall appoint a mutually agreeable appraiser of recognized standing with respect to the valuation of equity interests of companies engaged in a business similar to the Business to complete an appraisal of the Common Stock subject to the Charter Mandatory Call (assuming, for purposes of such valuation, a change in control of 100% of the Corporation). Such appraiser shall render a binding and non-appealable appraisal of the Fair Market Value of the Common Stock subject to the Charter Mandatory Call within 20 Business Days of such appraiser's appointment or, if it is not reasonably possible to complete such appraisal in such time period, such longer period as shall be reasonably necessary to complete such appraisal (not to exceed 40 Business Days). Charter and such Stockholders (acting as a group on the basis of the number of shares of Common Stock owned by each such Stockholder and subject to the Charter Mandatory Call) each shall bear one-half of the costs of such appraisal. The provisions of this subsection (c) of Section 7.3 shall also apply in the event that such an appraisal is required in connection with the Charter Option. Determinations by Stockholders under this Section 7.3(c) shall be made by the affirmative vote of Stockholders holding shares of Common Stock subject to the Charter Mandatory Call.

         Section 7.4 No Inconsistent Agreements. No Stockholder shall grant any proxy or agree to be bound by any voting trust with respect to any Equity Securities, nor shall any Stockholder enter into any agreement or arrangement with any Person (whether or not a party to this Agreement) with respect to the voting or transfer of Equity Securities or the designation or conduct of Directors, containing any provision that is inconsistent with this Agreement.

         Section 7.5 Minority Stockholders' Agreement. Those provisions of any written agreement among any Minority Stockholders or among one or more Minority Stockholders and any other Stockholder or Stockholders (i) generally governing voting as Stockholders or as Directors, whether by voting trust, voting agreement, irrevocable proxy or similar agreement, (ii) generally governing the conduct of such parties with respect to Transfers, proposed Transfers, or restrictions on Transfers of Equity Securities, or (iii) generally governing issuances by the Corporation of New Equity Securities, shall be subject to the prior written approval of Charter in its sole discretion. This Section 7.5 shall not apply to communications and discussions among Stockholders or Directors concerning matters upon which they may deliberate, vote or act in a manner consistent with this Agreement, or to agreements among them with respect to any particular vote or other action on specific maters arising from time to time as contemplated by this Agreement (which agreements are made at or about the time of any such particular vote or other action on specific matters) such as periodic designations of Directors, exercise of rights of first refusal, and other specific elections or actions provided for in this Agreement. Charter's rights of approval under this Section 7.5 shall expire at such time as Charter shall no longer own beneficially at least 50% of the Voting Securities of the Corporation, and for this purpose, the term "Charter" shall include only Charter Medical Corporation and its Permitted Transferee or Permitted Transferees under
Section 1.62(f).

         Section 7.6 No Event of Default. (a) The Stockholders acknowledge that the Credit Agreement restricts Charter's ability to issue indebtedness, purchase or otherwise acquire Equity Securities of the Corporation or make additional capital contributions to the Corporation (each, an "Action") if (a) any Default or Event of Default (each as defined in the Credit Agreement) has occurred and is continuing or (b) if such Action would result in a Default or an Event of Default. In the event that the Credit Agreement would preclude the taking of any such Action (whether pursuant to this Agreement, the Stock Purchase Agreement, the Exchange Agreement or any document or instrument contemplated hereby or thereby), or the taking of such Action would result in a Default or Event of Default, Charter shall use its best efforts to cure such Default or Event of Default or obtain an appropriate waiver or amendment to the Credit Agreement and notwithstanding anything to the contrary contained in this Agreement, the Exchange Agreement or any document or instrument contemplated hereby or thereby, Charter shall not (and shall not be required to) take such Action unless and until such a cure has been effected or waiver or amendment has been obtained. In the event of the consummation of any such Action in violation of the covenants set forth in the preceding sentence, the Stockholders shall promptly rescind such Action upon written notice from the Agent under the Credit Agreement requesting such recision.

                  (b) For so long as the Credit Agreement is in effect, Charter shall, upon the request of any Minority Stockholder, send to such Minority Stockholder, within ten Business Days after sending the same to its lenders under the Credit Agreement, a copy of the quarterly and annual Officer's Certificate pursuant to Section 7.1(e) of the Credit Agreement, together with the calculations and statements of amounts required by such Section 7.1(e).

         Section 7.7 Change of Control. Prior to a change in control of any Person (including, without limitation, any sale of all or substantially all of such Person's assets, or a merger, consolidation, share exchange, lease, transfer or similar transaction involving such Person) which is a Permitted Transferee pursuant to Section 1.62(f), such Person shall be obligated to Transfer all Equity Securities owned by it to the transferor as the result of which such Person became a Permitted Transferee pursuant to Section 1.62(f).

                                  ARTICLE VIII.
                         REPRESENTATIONS AND WARRANTIES

         Section 8.1 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Stockholders as follows:

                  (a) Organization and Good Standing. The Corporation is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own and operate its assets and properties and carry on its businesses as presently conducted and is duly qualified without material exception to do business and is in good standing in all jurisdictions in which the ownership of its properties or the operation of its business presently makes such qualification necessary.

                  (b) Authority. The Board of Directors has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby. The Corporation has the full power and authority to execute and deliver, and to perform its obligations under, this Agreement.

This Agreement constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally.

                  (c) Consents and Approvals. All authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all Governmental Authorities to permit the Corporation to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect. All terms and conditions contained in, or existing in respect of, such authorizations, approvals, consents, registrations, declarations and filings have been, to the extent necessary prior to the date of execution and delivery hereof, duly satisfied and performed.

                  (d) No Violations. Neither the execution or delivery by the Corporation of this Agreement, nor the consummation by the Corporation of the transactions herein contemplated, nor the fulfillment by the Corporation of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any Governmental Authority applicable to the Corporation, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the Corporation's constituent documents, (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which the Corporation is a party or by which it is bound or (iv) except as provided herein or otherwise permitted hereby, result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the Corporation's property or assets (including, without limitation, the Common Stock held by the Corporation). The Corporation is not in default under any agreement to which it is a party which default could impair its ability to perform its obligations under this Agreement.

         Section 8.2 Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Corporation and the other Stockholders as follows:

                  (a) Organization. Such Stockholder is a corporation or mutual legal company duly formed, validly existing and in good standing under the laws of its state of incorporation or formation and has full corporate or organizational power and authority to own and operate its assets and properties and carry on its businesses as presently conducted and is duly qualified without material exception to do business and is in good standing in all jurisdictions in which the ownership or occupancy of its properties or conduct of its business presently makes such qualification necessary.

                  (b) Authority. The board of directors or governing body of such Stockholder has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby. Such Stockholder has the full power and authority to execute and deliver, and to perform its obligations under, this Agreement. Such Stockholder has reviewed the terms of this Agreement, understands the intentions of the parties in entering into this Agreement and the scope and nature of their respective obligations hereunder and has had the opportunity to review the terms of this Agreement and any other agreements, documents and instruments to be executed and delivered in connection herewith with its attorneys, accountants and investment advisors to the extent deemed appropriate. This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally.

                  (c) Consents and Approvals. All authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit such Stockholder to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect. All terms and conditions contained in, or existing in respect of, such authorization, approvals, consents, registrations, declarations and filings have been, to the extent necessary prior to the date of execution and delivery hereof, duly satisfied and performed.

                  (d) No Violations. Neither the execution or delivery by such Stockholder of this Agreement, nor the consummation by such Stockholder of the transactions herein contemplated, nor the fulfillment by such Stockholder of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, Governmental Authority, applicable to such Stockholder, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of such Stockholder's constituent documents,
(iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which such Stockholder is a party or by which it is bound or (iv) except as provided herein or otherwise permitted hereby, result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of such Stockholder's property or assets (including, without limitation, the Common Stock held by such Stockholder). Such Stockholder is not in default under any agreement to which it is a party which default could impair its ability to perform its obligations under this Agreement.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         Section 9.1 Termination. This Agreement shall terminate: (a) upon the written agreement of all Stockholders, (b) as to any Stockholder who neither owns any Equity Securities or is a party to an Operating Agreement or (c) upon the acquisition by a single Person of all of the issued and outstanding Equity Securities.

         Section 9.2 Simultaneous Transaction. The execution of this Agreement shall occur simultaneously with the Closing of the transactions contemplated by the Stock Purchase Agreement, and neither the consummation of the transactions contemplated hereby or by the Stock Purchase Agreement shall be deemed to have occurred unless and until the transactions contemplated by all such agreements shall have been completed.

         Section 9.3 No Waiver. No failure on the part of any party hereto to exercise, no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 9.4 Assignability. Except as specifically provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and Permitted Transferees. Charter shall have the right to grant to the lenders under the Credit Agreement a security interest in its rights under this Agreement but no such assignment shall impact or diminish its obligations under this Agreement.

         Section 9.5 Notices. In any case where any notice or other communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this Section 9.5) such notice or communication shall be in writing and (a) personally delivered, (b) sent by registered United States mail, postage prepaid, return receipt requested, (c) transmitted by telecopy or (d) sent by way of a recognized overnight courier service, charges prepaid, return receipt requested with instructions to deliver on the next business day, in each case as follows:
         (a)      If to the Corporation, to:

                  Green Spring Health Services, Inc.
                  Clark Building, Suite 500
                  5565 Sterret Place
                  Columbia, Maryland 21044-2642
                  Attention: Joyce N. Fitch, Esq.
                  Telecopy:  (410) 740-2686
         with a copy to:

                  Charter Medical Corporation
                  3414 Peachtree Road, N.E.
                  Suite 1400
                  Atlanta, Georgia 30326
                  Attention:  Cherie M. Fuzzell, Esq.
                  Telecopy:  (404) 814-5795

(b)      If to Charter, to:

                  Charter Medical Corporation
                  3414 Peachtree Road, N.E.
                  Suite 1400
                  Atlanta, Georgia 30326
                  Attention:  Cherie M. Fuzzell, Esq.
                  Telecopy:  (404) 814-5795

         with a copy to:

                  King & Spalding
                  191 Peachtree Street
                  Atlanta, Georgia 30303
                  Attention: Robert W. Miller, Esq.
                  Telecopy: (404) 572-5144

(c)      If to BCILL, to:

                  Health Care Service Corporation
                  233 North Michigan Avenue
                  Chicago, Illinois 60601
                  Attention:  Sherman Wolff
                  Telecopy: (312) 819-1220

         with a copy to:

                  Kirkland & Ellis
                  200 E. Randolph Drive
                  Chicago, Illinois 60601
                  Attention: Robert Kinderman, Esq.
                  Telecopy: (312) 861-2200

(d)      If to BCBSNJ to:

                  Blue Cross and Blue Shield of New Jersey, Inc.
                  3 Penn Plaza East
                  Newark, New Jersey 07105-2200
                  Attention:  Robert J. Pures
                  Telecopy: (201) 466-8288

         with a copy to:

                  Blue Cross and Blue Shield of New Jersey, Inc.
                  3 Penn Plaza East
                  Newark, New Jersey 07105-2200
                  Attention: Susan S. Connor, Esq.
                  Telecopy: (201) 466-7759

(e)      If to IBC, to:

                  Independence Blue Cross
                  1901 Market Street
                  Philadelphia, Pennsylvania 19103
                  Attention:  Richard J. Neeson
                  Telecopy: (215) 241-3527
         with copies to:

                  Independence Blue Cross
                  1901 Market Street
                  Philadelphia, Pennsylvania 19103
                  Attention: Patricia R. Hatler, Esq.
                  Telecopy: (215) 241-2426

                  and

                  Dilworth, Paxson, Kalish & Kauffman
                  3200 Mellon Bank Center
                  1735 Market Street
                  Philadelphia, Pennsylvania 19103-7596
                  Attention: Joseph P. Canuso, Esq.
                  Telecopy: (215) 575-7200

(f)      If to PCMB, to:

                  Pierce County Medical Bureau, Inc.
                  1501 Market Street
                  P.O. Box 2354
                  Tacoma, Washington 98401-2354
                  Attention:  Donald P. Sacco
                  Telecopy: (206) 597-7023

         with a copy to:

                  Karr, Tuttle & Campbell
                  1201 Third Avenue
                  Suite 2900
                  Seattle, Washington 98101
                  Attention: Walt Maas, Esq.
                  Telecopy: (206) 682-7100

                  All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, (ii) on the fifth day following posting if by registered United States mail, (iii) when sent if by confirmed telecopy or (iv) on the next business day following deposit with an overnight courier.

         Section 9.6 Third Party Rights. Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person other than the Corporation, the Stockholders and their respective Affiliates or Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein. Notwithstanding the foregoing, the agent and the lenders, pursuant to the Credit Agreement, shall be third party beneficiaries of the covenants and other provisions set forth in
Article IV and Section 7.6 hereof.

         Section 9.7 Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         Section 9.8 Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provisions shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability with out in any manner affecting the validity or enforceability thereof in any other jurisdiction or the validity or enforceability of the remaining provisions hereof. If any provision of this Agreement shall be or become ineffective because of changes in applicable laws or interpretations thereof or should this Agreement fail to include a provision that is required as a matter of law, the parties hereto shall negotiate in good faith appropriate amendment or modifications to this Agreement so as to comply with applicable law.

         Section 9.9 Enforcement of Agreement. Any legal action or proceeding with respect to this Agreement or any document related to this Agreement may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware, and, by execution and delivery of this Agreement, each party to this Agreement consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts solely for the purpose of adjudicating its rights with respect to this Agreement or any document related to this Agreement. Each party, at or prior to Closing, shall designate an agent as the designee, appointee and agent of such party to receive, for and on behalf of such party, service of process in such jurisdictions in any legal action or proceeding with respect to this Agreement or any document related to this Agreement and such service shall, to the extent permitted by applicable law, be deemed completed ten days after delivery thereof to said agent. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to such party at its address set forth in Section 9.5, but the failure of such party to receive such copy shall not, to the extent permitted by applicable law, affect in any way the service of such process. Each party to this Agreement irrevocably waives, to the extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdictions in respect of this Agreement or any document related to this Agreement. Nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

         Section 9.10 References to Money. References to "cash," "$," "Dollars" or other money amounts refer to currency of the United States.

         Section 9.11 Construction. Any reference herein to this Agreement shall be deemed to be a reference to such Agreement as the same may be modified, varied, amended or supplemented from time to time by the parties hereto in accordance with the provisions hereof. Unless the context otherwise expressly requires, the words "herein," "hereof" and "hereunder" and other words of similar importance refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         Section 9.12 Entire Agreement. This Agreement, the Stock Purchase Agreement and the other agreements and documents contemplated hereby and thereby constitute the entire agreement between the parties hereto and supersede any prior agreement or understanding between the parties hereto whether oral or written, with respect to the matters contemplated hereby.

         Section 9.13 Headings, etc. The Article and Section headings in this Agreement, and the table of contents included herein, are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural. References herein to masculine, feminine or neuter pronouns shall be construed to refer to another gender when the context may require.

         Section 9.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section  9.15  Survival.   The  provisions  of  Sections  7.2  and  all
representations and warranties made herein shall survive the execution and delivery of this Agreement and any termination of this Agreement for a period of two years following the effective date of any such termination.

         Section 9.16 Amendments. This Agreement may be amended or modified only by a written instrument executed by all of the Stockholders, or by their respective successors and Permitted Transferees.

         Section 9.17 Certain Capital Contributions. The Minority Stockholders covenant and agree that any Minority Stockholder that exercises any right to exchange shares of Common Stock pursuant to the Exchange Agreement prior to the time that all payments to be made to participants under the GSHS Long-Term Compensation Plan (as defined in the Stock Purchase Agreement) in connection with the termination or amendment of such plan pursuant to Section 6.12 of the Stock Purchase Agreement have been made shall pay to the Corporation prior to such exchange an amount in cash equal to $163,333 times a fraction, the numerator of which is the number of shares of

Common Stock so to be exchanged and the denominator of which is the number of shares of Common Stock beneficially owned by such Minority Stockholder on the date of this Agreement.

         Section 9.18 Exchanges. Notwithstanding anything to the contrary in this Agreement (except for Section 7.6(a), any Stockholder (other than Charter) shall have the right and the option to Exchange (as defined in the Exchange Agreement) its shares of Common Stock during the Exchange Period (as defined in the Exchange Agreement), provided that upon becoming obligated to sell its shares of Common Stock to another Stockholder (other than Charter) pursuant to the Right of First Refusal or to Charter pursuant to the Right of First Refusal, the Charter Option or the Charter Mandatory Call, such Stockholder shall not have the right and option to Exchange, except that such Stockholder shall have the right and option to Exchange its shares of Common Stock within ten Business Days after its receipt of a Mandatory Call Notice.

         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be duly executed and delivered by their respective officers thereunto duly authorized on the day and year first written above.


                                           GREEN SPRING HEALTH SERVICES, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:




                                           HEALTH CARE SERVICE CORPORATION


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           BLUE CROSS AND BLUE SHIELD OF NEW
                                           JERSEY, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           INDEPENDENCE BLUE CROSS


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:




                                           PIERCE COUNTY MEDICAL BUREAU, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:




                                           CHARTER MEDICAL CORPORATION


                                           By:
                                              --------------------------------
                                              Name:
                                              Title: